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            CREDIT AGREEMENT, dated as of March 26, 1998, between Lechters,
Inc., a New Jersey corporation (the "Borrower"), The Chase Manhattan Bank as Agent, and the Banks listed on the signature pages hereof (individually, each a "Bank", and collectively, the "Banks").

                               W I T N E S S E T H

            WHEREAS, the Borrower has requested that the Banks extend credit to the Borrower in the form of a revolving credit facility in a principal amount of $20,000,000, and a letter of credit facility of a principal amount of $20,000,000 for letters of credit and steamship indemnities with a $3,500,000 sublimit for non-trade related standby letters of credit; and

            WHEREAS, the Banks have agreed to make such extensions of credit on the terms conditions set forth herein:

            ACCORDINGLY, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                               The Credit Facility

      1.01 Commitment to Lend.

            Upon the terms and subject to the conditions of this Agreement, each Bank agrees to make, from time to time during the period from the Closing Date through but not including the Termination Date, one or more Loans to the Borrower; provided that no Loan shall be made if, after giving effect to the making of such Loan and the application of the proceeds thereof, (i) the the amount of the Loan Exposure of such Bank would exceed the amount of the Loan Commitment of such Bank at such time, or (ii) the aggregate amount of the Loan Exposures of all of the Banks would exceed the aggregate amount of the Loan Commitments. Subject to Section 1.06 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Prime Rate or LIBO Rate Loans of any permitted Type, or any combination thereof. The aggregate amount of the Loan Commitments on the Closing Date is $20,000,000.

      1.02 Manner of Borrowing.

            (a) Notice.

            The Borrower shall give the Agent notice (which shall be irrevocable) no later than 10:00 a.m. (New York time) on, in the case of Prime Rate Loans, the Business Day, and, in the case of LIBO Rate Loans, the third Eurodollar Business Day, before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule 1.02 and shall specify (i) the requested date for the making of the requested Loans, which shall be, in the case of Prime Rate Loans, a Business Day and, in the case of LIBO Rate Loans, a Eurodollar Business Day, (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan, the aggregate of which amounts for (A) all Prime Rate Loans requested shall be
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$500,000 or a greater integral multiple of $100,000 or the aggregate amount of the unused Loan Commitments and (B) all Types of LIBO Rate Loans shall be $2,000,000 or a greater integral multiple of $500,000. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

            (b) Funding by Banks.

            Not later than 11:00 a.m. (New York time) on each requested date for the making of Loans, each Bank shall, if it has received the notice contemplated by Section 1.02(a) on or prior to its close of business on, in the case of Prime Rate Loans, the Business Day, and, in the case of LIBO Rate Loans, the third Eurodollar Business Day, before such date, make available to the Agent, in Dollars immediately available to the Agent at the Agent's office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

            (c) Agent's right to fund.

            Unless the Agent shall have received notice from a Bank prior to 10:00 a.m. (New York time) on the requested date for the making of any Loans that such Bank will not make available to the Agent the Loans requested to be made by such Bank on such date, the Agent may assume that such Bank has made such Loans available to the Agent on such date in accordance with Section 1.02(b) and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent the Loans requested to be made by such Bank on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 1.03(a).

            (d) Funding by Agent.

            All Loans made available to the Agent in accordance with Section 1.02(b) shall be disbursed by the Agent not later than 12:00 noon (New York time) on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Agent.


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      1.03 Interest.

            (a) Rates.

            Unless an Event of Default is continuing, (i) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (A) so long as it is a Prime Rate Loan, the Prime Rate as in effect from time to time plus the Applicable Prime Rate Margin with the interest on each Prime Rate Loan changing automatically and without notice to the Borrower, and (B) so long as it is a LIBO Rate Loan, the applicable Adjusted London Interbank Offered Rate plus the Applicable LIBO Rate Margin on the date the Loan is made, with the interest thereon determined on the basis of one, two or three month periods as elected by the Borrower, and (ii) interest thereon that is due and payable shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the Prime Rate as in effect from time to time plus the applicable Prime Rate Margin.

            (b) Payment.

            Interest shall be payable, (i) in the case of Prime Rate Loans, on each Interest Payment Date, (ii) in the case of LIBO Rate Loans, on the last day of each applicable Interest Period, and (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted.

            (c) Conversion and Continuation.

                  (i) All or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) LIBO Rate Loans may be converted only on the last day of an applicable Interest Period and (B) Prime Rate Loans may be converted into LIBO Rate Loans only on a Eurodollar Business Day.

                  (ii) Prime Rate Loans shall continue as Prime Rate Loans unless and until such Loans are converted into Loans of another Type. LIBO Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Prime Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 1.03 (c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
Section 1.03(c)(i) or (ii), during an Event of Default, the Agent may notify the Borrower that Loans may only be converted into or continued as Prime Rate Loans and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than Prime Rate Loans.

                  (iv) The Borrower shall give the Agent notice (which shall be irrevocable) of each conversion of Loans or continuation of LIBO Rate Loans no later than 10:00 a.m. (New York time) on, in the case of a conversion into Prime Rate Loans, the Business Day, and, in the case of a conversion into or continuation of LIBO Rate Loans, the third Eurodollar Business


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Day, before the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of Schedule 1.03(c)(iv) and shall specify (A) the requested date of such conversion or continuation, (B) the amount and Type and, in the case of LIBO Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (C) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued. Upon receipt of any such notice, the Agent shall promptly notify each Bank of (x) the contents thereof, (y) the amount and Type and, in the case of LIBO Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank and (z) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued.

      1.04 Repayment.

            The Loans shall mature and become due and payable, and shall be repaid by the Borrower, in full on the Termination Date.

      1.05 Prepayments.

            (a) Optional Prepayments.

            The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but subject to Section 9.04), except that any partial prepayment shall be in an aggregate principal amount of, in the case of Prime Rate Loans, $500,000 or any greater integral multiple of $100,000 and, in the case of any Type of LIBO Rate Loans, $2,000,000 or any greater integral multiple of $500,000. The Borrower shall give the Agent notice of each prepayment pursuant to this Section 1.05(a) no later than 10:00 a.m. (New York time) on, in the case of a prepayment of Prime Rate Loans, the Business Day, and, in the case of a prepayment of LIBO Rate Loans, the third Eurodollar Business Day, before the date of such prepayment. Each such notice of prepayment shall be in the form of Schedule 1.05(a) and shall specify: (i) the date such prepayment is to be made and (ii) the amount and Type and, in the case of LIBO Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of LIBO Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid pursuant to this Section 1.05(a) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 1.03(b).

            (b) Clean-Up Period Mandatory Prepayments.

            The Borrower shall prepay all Loans on the Business Day immediately preceding each Clean-Up Period. Amounts prepaid pursuant to this Section 1.05(b) shall be applied first to prepay Prime Rate Loans and then to prepay LIBO Rate Loans in the order that the Interest Periods for such Loans end. Amounts to be prepaid pursuant to this Section 1.05(b) shall be paid on the day or within the time period specified therefor, whether or not such payment would require a prepayment of LIBO Rate Loans prior to the last day of an applicable Interest Period or would result in losses, costs or expenses compensable under Section 9.04.


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      1.06 Limitation on Types of Loans.

            Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of LIBO Rate Loans of the same Type and having the same Interest Period shall at all times be not less than $2,000,000, (b) there shall not be, at any one time, more than five Interest Periods in effect with respect to LIBO Rate Loans of all Types and (c) no payment of LIBO Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and (subject to Section 1.18(d)) on the dates specified in Section 1.04.

      1.07 Commitment to Issue Letters of Credit and Steamship Indemnities.

            (a) Issuance of Letters of Credit and Steamship Indemnities.

            Upon the terms and subject to the conditions of this Agreement, the Issuing Bank shall issue, from time to time during the period from the Closing Date through any date but not including the LC Line Termination Date (it being the intention of the parties to this Agreement that the commitment to issue Letters of Credit and Steamship Indemnities shall not exceed 364 days), one or more Letters of Credit and Steamship Indemnities for the account of the Borrower; provided that no Letter of Credit and Steamship Indemnity shall be issued if, after giving effect to the issuance of such Letter of Credit or Steamship Indemnity, (i) the LC Exposure of all of the Banks would exceed the aggregate amount of the LC Commitments, or (ii) in the case of a Participating Bank, the LC Exposure of such Participating Bank would exceed the aggregate amount of the LC Commitment of such Participating Bank. The aggregate amount of the LC Commitments on the Closing Date is $20,000,000.

            (b) Terms of Letters of Credit.

            Each Letter of Credit: (i) may be either (A) a documentary Letter of Credit in support of trade obligations of the Borrower incurred in importing merchandise or (B) a standby Letter of Credit in support of premium payments on worker's compensation insurance carried by the Borrower or in support of trade obligations of the Borrower, that in the case of either (A) or (B), arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower; (ii) shall be denominated in Dollars or other currencies acceptable to all the Participating Banks; and (iii) shall have an expiration date occurring no later than three (3) months after the date of issuance; provided, however, that standby letters of credit in support of premium payments for worker's compensation insurance and those backing trade obligations of the Borrower may have an expiration date not later than one (1) year after their respective dates of issuance. The aggregate amount of non-trade related standby letters of credit at any one time outstanding shall not exceed $3,500,000.

            (c) Uniform Customs.

            Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.


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            (d) Issuing Bank's Customary Charges, etc.

            In addition to any charges, fees and commissions payable under any Application, the Borrower shall on demand pay or reimburse the Issuing Bank for such normal and customary charges, fees, commissions, costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending, transferring or otherwise administering any Letter of Credit or Steamship Indemnity.

            (e) Limitation on Obligation to Issue Letters of Credit or Steamship Indemnity.

            The Issuing Bank shall not at any time be obligated to issue any Letter of Credit or Steamship Indemnity hereunder if such issuance would conflict with, or cause the Issuing Bank or any Participating Bank to exceed any limits imposed by, any Applicable Law, provided that the Issuing Bank and each Participating Bank hereby agree to use reasonable efforts to permit such Letter of Credit to be issued within the restrictions of such Applicable Law.

            (f) Existing Letters of Credit.

            On the Closing Date the Issuing Bank will provide an indemnification to the issuer of the Existing Letters of Credit. The Issuing Bank's obligation under such indemnification shall be a Contingent Reimbursement Obligation for which a fee shall be payable under Section 1.15(b) and any payment by the Issuing Bank with respect to such indemnification shall be a Drawing for purposes of Sections 1.09 and 1.10 of this Agreement.

      1.08 Issuance of Letters of Credit and Steamship Indemnities.

            (a) Manner of Issuance.

                  (i) The Borrower shall request the issuance or amendment of a Letter of Credit or Steamship Indemnity by delivering to the Issuing Bank (with a copy to the Agent if different than the Issuing Bank), at least one Business Day before the requested date (which shall be a Business Day) of such issuance or amendment, (A) in the case of any such issuance or amendment, a duly completed and executed Application for the issuance or amendment of such Letter of Credit or Steamship Indemnity, provided that if such Application is transmitted to the Issuing Bank by telecopy, the original of such Application shall be provided to the Issuing Bank as soon as practicable thereafter but in any event prior to the requested date of issuance or amendment of such Letter of Credit or Steamship Indemnity, and (B) in the case of any such issuance, if the desired form of Letter of Credit or Steamship Indemnity is different from the Issuing Bank's standard form, a copy of such desired form of Letter of Credit.

                  (ii) Upon receipt by the Issuing Bank of any duly completed and executed request, and subject to the terms and conditions hereof, such Issuing Bank will process such request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue or amend the Letter of Credit or Steamship Indemnity requested thereby (but in no event shall the Issuing Bank be required to issue or amend any Letter of Credit earlier than one Business Day after its receipt of the request therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit or Steamship


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Indemnity to the beneficiary thereof or as otherwise may be agreed by such
Issuing Bank and the Borrower.

                  (iii) The Borrower will promptly examine the copy of any issued or amended Letter of Credit or Steamship Indemnity sent to it by the Issuing Bank, as well as all other instruments and documents sent to the Borrower from time to time, and, in the event the Borrower has any claim of noncompliance with its instructions or of any discrepancy or other irregularity, the Borrower will immediately notify the Issuing Bank thereof, and the Borrower will conclusively be deemed to have waived any such claim against the Issuing Bank and its correspondents unless (x) such immediate notice is given and (y) received by the Issuing Bank prior to the time that any draft is paid by the Issuing Bank under such Letter of Credit or a claim is paid by the Issuing Bank under such Steamship Indemnity.

                  (iv) Promptly, upon the receipt of any request for the issuance of a Letter of Credit or for an amendment which would result in an increase or decrease of the amount of any Letter of Credit, the Issuing Bank will provide a copy of such request to each Participating Bank; provided that instead of providing such copies the Issuing Bank may, in its discretion, provide monthly reports of the average outstanding amounts of such Letters of Credit and Steamship Indemnities to each Participating Bank.

            (b) Acquisition of Participations.

            Upon the issuance of a Letter of Credit or Steamship Indemnity, the Issuing Bank shall be deemed to have granted to each Participating Bank (other than the Issuing Bank), and each Participating Bank (other than the Issuing
Bank) shall be deemed to have acquired from the Issuing Bank, without further action by any party hereto for its own account and risk, an undivided interest in the Issuing Bank's obligations and rights under such Letter of Credit or Steamship Indemnity, the Contingent Reimbursement Obligations thereunder, any Drawings that may at any time be made thereunder, and each draft paid by the Issuing Bank thereunder, in each case to the extent of such Participating Bank's Participating Bank Percentage thereof. A Bank that is a Participating Bank with respect to a Letter of Credit or Steamship Indemnity shall remain a Participating Bank with respect to that Letter of Credit or Steamship Indemnity notwithstanding its later designation, if any, as a Nonparticipating Bank.

            1.09 Obligation of Borrower to Reimburse Issuing Bank for Drawings.

            (a) Reimbursement.

                  (i) The Borrower shall pay to the Issuing Bank the amount of any Drawing under any Letter of Credit or Steamship Indemnity together with all amounts payable pursuant to Section 1.07(d) which are due to the Issuing Bank in connection with such Drawing, no later than 1:00 p.m. (A) the Business Day after the Issuing Bank notifies the Borrower of such Drawing, if such notice is given at or before 4:00 p.m., or (B) two Business Days after the Issuing Bank notifies the Borrower of such Drawing, if such notice is given after 4:00 p.m.

                  (ii) If payment is not received from the Borrower within the time required under Section 1.09(a)(i), then (x) all such amounts shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to the Prime Rate as in effect from time to


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time plus the Applicable Prime Rate Margin, and (y) upon notice to the Banks by the Issuing Bank, the Borrower will be deemed to have requested a Prime Rate Loan pursuant to Section 1.02(a) hereof in the amount due under Section 1.09(a)(i) including any interest as provided for herein, the proceeds of which Prime Rate Loan shall be used to satisfy the obligations of the Borrower to the Issuing Bank hereunder; provided, that if such a Prime Rate Loan would cause the Loan Exposure of the Banks to exceed the amount of the Loan Commitments of such Banks or if the Banks are otherwise not obligated to make Loans pursuant to 1.02(a), then the Participating Banks shall make such additional payments to the Issuing Bank under Section 1.10(a) as may be required.

            (b) Notice to Participating Banks.

            The Issuing Bank shall promptly and timely notify (i) the Borrower, the Agent and each other Participating Bank having a Participation in such Letter of Credit or Steamship Indemnity of its receipt of a drawing request or claim with respect to such Letter of Credit, stating the date and amount of the Drawing requested and, in the case of a Participating Bank, the amount of such Participating Bank's Participating Bank Percentage of such Drawing, and (ii) the Borrower of the date and amount of each Drawing made pursuant to such request. The Issuing Bank's failure to give, or delay in giving, any such notice shall not release or diminish the obligations hereunder of the Borrower and each such Participating Bank in respect of such Drawing.

            (c) Obligation to provide Cash Collateral

            On the LC Line Termination Date, the Borrower shall deliver cash collateral to the Agent in an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding to be held in accordance with Section
11.18 and thereupon such amount shall become so due and payable to the Agent.

      1.10 Obligations of Participating Banks to Fund Participations.

            (a) Payment to Issuing Bank.

                  (i) If the Issuing Bank does not receive from the Borrower directly, or from the proceeds of a Prime Rate Loan which is deemed to have been requested under Section 1.09(a)(ii) the principal amount of, together with interest accrued on, a Drawing, then each other Participating Bank that has a Participation in such Letter of Credit or Steamship Indemnity shall pay to the Issuing Bank, upon demand, its Participating Bank Percentage of such unpaid amount, in Dollars in funds immediately available to the Issuing Bank at the Agent's Office, on, if such demand is made not later than 3:00 p.m. on a Business Day, such Business Day, and, if not, the next Business Day, together with interest on such amount from the date of the relevant Drawing until such amount is paid in full at, for the first three days, the Federal Funds Rate and, thereafter, the Prime Rate. Upon, but only upon, making such required payment to the Issuing Bank, a Participating Bank shall be entitled to receive its Participating Bank Percentage of the amounts which the Borrower subsequently pays in respect of such unpaid amount, or in respect of interest to accrue thereon, and until such payment in full by such Participating Bank, the


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

Issuing Bank shall hold such Participating Bank's Participating Bank Percentage of such amounts as collateral for such payment.

                  (ii) The obligation of a Participating Bank to fund its Participations as contemplated by Section 1.10 (a)(i) shall be absolute and unconditional.

            (b) Payment to Participating Banks.

            Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit or Steamship Indemnity and has received from any Participating Bank such Participating Bank's Participating Bank Percentage of such payment in accordance with Section 1.10(a), the Issuing Bank receives any payment on account of a Drawing under such Letter of Credit or Steamship Indemnity (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment on account of interest thereon, the Issuing Bank will distribute to such Participating Bank in accordance with Section 1.19 its Participating Bank Percentage thereof, provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, for any reason other than by virtue of a claim of the Borrower referred to in clause (i) or (ii) of Section 1.11(b), such Participating Bank shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it, but without interest (unless the Issuing Bank is required to pay interest on the amount returned, in which case the Participating Bank shall be required to pay interest at a like rate).

            (c) Nonparticipation in Letters of Credit or Steamship Indemnities.

                  (i) If any Bank Nonparticipation occurs with respect to any Bank, (A) the Agent, the Borrower and such Bank agree, if requested by the Borrower, to attempt to locate an Eligible Assignee that will accept the assignment of the Loans, Participations, Commitments and other rights and obligations hereunder of such Bank and (B) if such an Eligible Assignee is located, such Bank agrees to assign its interest in its Loans, Participations, Commitments and other rights and obligations hereunder to such Eligible Assignee in accordance with Section 11.09, for a purchase price equal to the unpaid principal amount of such Bank's Loans, together with interest thereon and fees accrued to the date of payment and all other amounts at the time payable to such Bank under the Loan Documents and such Bank's Participations. If Loans to be so assigned include LIBO Rate Loans, the assignment thereof shall occur on the last day of the then current Interest Period. If no such assignment is arranged, the Borrower may, if no Default exists upon ten days prior notice to such Bank, terminate such Bank's Commitment and thereupon promptly prepay such Bank's Loans and all other amounts payable to such Bank hereunder (including, without limitation, with respect to its Participations and Commitments), and cash collateralize its Participations, provided that prepayments of LIBO Rate Loans shall be made on the last day of the applicable Interest Periods.

                  (ii) If, as a result of the existence of a Bank
Nonparticipation with respect to any Bank, availability under the LC Commitment is reduced, such Bank shall be deemed to have breached its Commitment and shall be liable to the Borrower for any damages resulting from such reduction.


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

      1.11 Limited Liability of the Issuing and Participating Banks.

            (a) No Liability.

            The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit or Steamship Indemnity with respect to its use of such Letter of Credit or Steamship Indemnity. The Participating Banks, the Issuing Bank and their respective officers, directors, employees and agents shall not be liable or responsible for (i) the use which may be made of any Letter of Credit or Steamship Indemnity or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or
(iii) subject, in the case of the Issuing Bank, to Section 1.11 (b), payment by the Issuing Bank against presentation of documents to the Issuing Bank which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. The Issuing Bank shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            (b) Consequences of Willful Misconduct.

            Notwithstanding Section 1.11(a), the Borrower shall have a claim against the Issuing Bank (but not any Participating Bank) for, subject to
Section 11.12, (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to the Issuing Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit or Steamship Indemnity, provided, that, notwithstanding any such claim, the Borrower shall make payments under Section
1.09 in the manner but with the effect contemplated by Section 1.18(b).

            (c) Indemnification of Issuing Bank.

            Each Bank shall, ratably in accordance with its Commitment, indemnify the Issuing Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuing Bank's gross negligence, willful misconduct for willful failure to pay under a Letter of Credit) that the Issuing Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the Issuing Bank hereunder.

      1.12 Provisions Not Exclusive.

            The rights and remedies of the Issuing Bank, the Agent and the Banks under this Agreement in respect of any Letters of Credit or Steamship Indemnities are supplemental to, and not in derogation of, any rights and remedies of the Issuing Bank, the Agent and the Banks under the Applications related to such Letters of Credit or Steamship Indemnities and under other Applicable Law. In the event of any conflict between the terms of this Agreement and the terms of any Application, the terms set forth in this Agreement shall control.

      1.13 Certain Provisions as to Interest.

            (a) Rate Applicable to Certain Other Amounts Payable.

            Unless an Event of Default is continuing, each amount due and payable under the Loan Documents shall, to the maximum extent permitted by Applicable Law and unless a different rate is specifically applicable thereunder to such amount, bear interest at a rate per annum equal to the Prime Rate as in effect from time to time plus the Applicable Prime Rate Margin. Such interest shall, unless a different time is specifically applicable to payment of such interest under the Loan Documents, be payable on demand.

            (b) Post-Default Rate.

            Immediately upon the occurrence and during the continuance of an Event of Default (following the expiration of any grace period, and whether before of after judgment), each Loan (whether or not due), each Drawing and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at the Post-Default Rate. Interest at the Post-Default Rate shall be payable on demand.

            (c) Maximum Interest Rate.

            Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans or the other amounts in respect of which such interest was paid, as the case may be.

      1.14 Reduction of Commitments.

            The Borrower may reduce the Loan Commitments or LC Commitments by giving the Agent notice (which shall be irrevocable) thereof no later than 10:00 a.m. (New York time) on the fifth Business Day before the requested date of such reduction, provided that, (a) any partial reduction of the Commitments shall be in an aggregate amount of $5,000,000 or an integral multiple thereof, and (b) no reduction may reduce the Loan Commitments to less than the aggregate amount of Loans or the LC Commitment to less than the aggregate amount of the Letter of Credit Amounts outstanding after giving effect to such reduction. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount to which such Bank's Commitment is to be reduced. Any reduction of Commitments under this Section 1.14 (a) shall permanently reduce the Commitments then in effect.

      1.15 Fees.

            (a) Commitment Fees.

            The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused amount of such Bank's Commitment, less any permanent reductions thereof, for each day from the Closing Date through the Termination Date at a rate per annum determined pursuant to Section
1.16 (a), payable in arrears on each Interest Payment Date and on the Termination Date.

            (b) Letter of Credit Fees.

            The Borrower shall pay to the Agent for the account of each Lender a Letter of Credit fee on the average aggregate amount of the Contingent Reimbursement Obligations under all Letters of Credit and Steamship Indemnities for each day from the Closing Date through the Termination Date at a rate per annum determined pursuant to Section 1.16(a), payable in arrears on each Interest Payment Date and on the Termination Date.

            (c) Agent's Fees.

            The Borrower shall pay to the Agent, for its own account, such arrangement fee, agent's fee and other applicable fees payable to it under the Agent's Fee Letter. Such fees shall be payable on the Closing Date and thereafter, as applicable, in the amounts provided therein.

            (d) Issuing Bank's Fees.

            The Borrower shall pay to the Issuing Bank, for its own account, such letter of credit fronting fees and other applicable fees payable to it under the Issuing Bank's Fee Letter. Such fees shall be payable, as applicable, on the dates and in the amounts provided therein.

            (e) Fees Non-Refundable.

            None of the fees payable under this Section 1.15 shall be refundable in whole or in part except for any portion of such fees charged by the Agent in error.

      1.16 Determination and Computation of Interest and Fees.

            (a) Determination of Applicable Margins and Fees.

            The Applicable Prime Rate Margin, Applicable LIBO Rate Margin, Commitment Fee and Letter of Credit fees for any fiscal quarter of the Borrower shall be determined on the basis of the ratio of the Consolidated Funded Debt as of the last day of each of the immediately preceding four consecutive fiscal quarters of the Borrower to Consolidated EBITDA (the "Leverage Ratio") for the period of the immediately preceding four consecutive fiscal quarters of the Borrower as determined pursuant to the financial statements of the Borrower delivered to the Agent pursuant to Sections 7.01(a) or 7.01(b), as the case may be, immediately prior to the most recent Adjustment Date, as follows:

                        Applicable   Applicable                     Letter of
   Consolidated         LIBO Rate    Prime Rate                     Credit
   Leverage Ratio       Margin       Margin       Commitment Fee    Fees
   --------------       ------       ------       --------------    ----

   Greater than 3.00x   2.00%        0.75%        0.5%              1.50%

   Greater than 2.10x
   but less than or
   equal to 3.00x       1.5%         0.25%        0.375%            1.15%

   Less than 2.10x      1.25%        0%           0.3%              1.00%

            Any increase or decrease in applicable margins or fees shall be effective from the most recent Adjustment Date provided that such ratio shall be deemed to be greater than 3.00 to 1.00 (x) during such time as an Event of Default has occurred and is continuing and (y) in the event that the financial statements and officer's certificate required to be delivered pursuant to
Section 7.01(a) or 7.01(b), as the case may be, and Section 7.01(c) are not delivered on or prior to the date when due, during the period from the date when due to the date which is two Business Days after such financial statements and officer's certificate are so delivered.

            (b) Computation of Interest and Fees.

            All interest will be calculated on the basis of a 360-day year. Interest for any period shall be calculated from and including the first day thereof but excluding the last day thereof.

      1.17 Evidence of Indebtedness.

            Each Bank's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and a Note payable to the order of such Bank. Absent manifest error the records of each Bank shall be conclusive evidence of such Bank's Loans and accrued interest thereon and of all payments made in respect thereof. Each Bank is hereby authorized to record the date, the amount of each Loan made by such Bank to the Borrower, each conversion of all or a portion thereof, the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting part of the Note, and, absent manifest error, any such recording shall be conclusive evidence of the accuracy of the information so recorded, provided that the failure of such Bank to make such recordation (or any error in recordation) shall not affect the obligations of the Borrower hereunder or under such Note.

      1.18 Payments by the Borrower.

            (a) Time, Place and Manner.

            All payments due to the Agent under the Loan Documents shall be made to the Agent at the Agent's Office or at such other address as the Agent may designate by notice to the Borrower. All payments due to the Issuing Bank under the Loan Documents shall be made to the Issuing Bank at the Issuing Bank's office or to such other Person or at such other address as the Issuing Agent may designate by notice to the Borrower or any Bank. All payments due to any Bank under the Loan Documents shall, in the case of payments on account of principal of or interest on the Loans or fees, be made to the Agent at the Agent's Office and, in the case of all other payments, be made directly to such Bank at its Domestic Lending Office or at such other address as such Bank may designate by notice to the Borrower. All payments due to any Bank under the Loan Documents, whether made to the Agent or directly to such Bank, shall be made for the account of, in the case of payments in respect of LIBO Rate Loans, such Bank's Eurodollar Lending Office and, in the case of all other payments, such Bank's Domestic Lending Office. A payment, other than a payment on account of a Drawing, shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person at such place, no later than 12:00 noon (New York time) on such day. A payment on account of a Drawing shall not be deemed to have been made on any day unless such payment has been received by the Issuing Bank at the required place of payment, in Dollars, in funds immediately available to the Issuing Bank at such place, no later than, in the case of payments by the Borrower, the times specified in Section 1.09(a)(i) and, in the case of payments by a Bank, the times specified in Section 1.10(a).

            (b) No Reductions.

            All payments due to the Agent, the Issuing Bank or any Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, and all payments due to the Issuing Bank by a Bank, shall be made, observed or performed by the Borrower or such Bank, as the case may, without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except, in the case of payments by the Borrower, for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law; provided that no payment by any Person to another Person shall constitute a waiver or release by the Person making such payment of any right it may have against the Person receiving such payment.

            (c) Authorization to Charge Accounts.

            The Borrower hereby authorizes the Agent, the Issuing Bank and each Bank, if and to the extent any amount payable by the Borrower under the Loan Documents (whether payable to such Person or to any other Person that is the Agent, the Issuing Bank or a Bank) is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with such Person or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

            (d) Extension of Payment Dates.

            Whenever any payment to the Agent, the Issuing Bank or any Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of LIBO Rate Loans, a Eurodollar Business Day, such payment shall instead be due on the next succeeding Business Day or Eurodollar Business Day, as the case may be, unless, in the case of a payment of the principal of LIBO Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

      1.19 Distribution of Payments by the Agent.

            On each Business Day, the Agent shall distribute by 5:00 p.m. New York time to each Bank its ratable share of each payment received by the Agent under the Loan Documents at or before 12:00 noon on such Business Day for the account of the Banks by credit to the account as provided in the Administrative Details Reply Form provided to the Agent and as amended from time to time. If such payment is received after 12:00 noon, then the Agent shall distribute by 11:00 a.m. the following Business Day to each Bank its ratable share of such payment received by the Agent under the Loan Documents in the manner set forth above. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate.

      1.20 Taxes.

            (a) Taxes Payable by the Borrower.

            If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment to the Agent, the Issuing Bank or any Bank under the Loan Documents, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent or such

Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment payable to the Agent, the Issuing Bank or any Bank under the Loan Documents, the Borrower shall, as soon as possible after the date of such payment, furnish to the Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Agent, the Issuing Bank or any Bank under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, the Borrower shall, within 30 days after any request from the Agent, the Issuing Bank or such Bank, as applicable, furnish to the Agent, the Issuing Bank or such Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Agent, the Issuing Bank or such Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

            (b) Taxes Payable by the Agent, the Issuing Bank or any Bank.

            The Borrower shall, promptly upon request by the Agent, the Issuing Bank or any Bank for the payment thereof, pay to the Agent, the Issuing Bank or such Bank, as the case may be, (i) all Taxes (other than Bank Taxes) payable by the Agent, the Issuing Bank or such Bank, as the case may be, with respect to any payment due to the Agent, the Issuing Bank or such Bank, as the case may be, under the Loan Documents and (ii) all Taxes (including Bank Taxes) payable by the Agent, the Issuing Bank or such Bank, as the case may be, as a result of payments made by the Borrower (whether made to a taxing authority or to the Agent or the Issuing Bank or such Bank) pursuant to Section 1.20(a) or (b).

            (c) Exemption from U.S. Withholding and Backup Withholding Taxes.

                  (i) The Issuing Bank if it is not and each Bank that is not a "United States Person" (as such term is defined in Section 7701(a) (30) of the Code) shall submit to the Borrower and the Agent (A) on or before the first date that interest or fees are payable to it under the Loan Documents, (1) two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 or any successor form, in each case entitling such Person to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Person under the Loan Documents, or (2) a duly completed and signed copy of Internal Revenue Service Form W-8 or W-9 or any successor form, in each case entitling such Person to a complete exemption from United States backup withholding tax on all amounts to be received by such Person under the Loan Documents, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such forms or such other forms or certificates, in each case entitling such Bank to exemption from withholding of United States federal income taxes and from United States backup withholding tax to the maximum extent to which such Bank is then entitled under Applicable Law. Each Bank shall promptly notify the Borrower and the Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes or United States backup withholding tax to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Borrower or the Agent, each Bank that is a United States Person (as defined above) shall from time to time submit to the Borrower and the Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9.

                  (ii) Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of withholding of United States income taxes or United States backup withholding tax pursuant to Sections 1.20 or 9.02 to any Bank (A) except to the extent United States federal income taxes or United States backup withholding tax, as the case may be, is required to be withheld as a result of a Regulatory Change or (B) to the extent such withholding is required because such Bank has failed to submit any form or certificate that it is entitled to so submit under Applicable Law.

      1.21 Pro Rata Treatment.

            Except to the extent otherwise provided herein, (i) Loans of each Type to be made on any day shall be made by the Banks pro rata in accordance with their respective Loan Commitments, (ii) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of LIBO Rate Loans, having the Interest Period being so converted or continued, (iii) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof, (iv) each payment of the principal of or interest on the Loans or of fees (other than Letter of Credit fees payable pursuant to Section1.15(c)) shall be made for the account of the Banks pro rata in accordance with the respective amounts thereof then due and payable and (v) each payment of Letter of Credit fees payable with respect to Letters of Credit pursuant to Section 1.15(b) shall be made for the account of the Participating Banks pro rata in accordance with their respective aggregate Participations.

                                   ARTICLE 2.

                              Conditions to Loans

      2.01 Conditions to Effectiveness of this Agreement.

            The Credit Agreement contemplated hereby is subject to the determination of each Bank, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

            (a) all Loan Documents acceptable in form and substance to the Banks have been duly executed and delivered.

            (b) the Agent shall have received each of the following, in form and substance and, in the case of the materials referred to in clauses (i), (ii),
(iii) and (iv), certified in a manner satisfactory to the Agent:

                  (i) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, substantially in the form of Schedule 2.1(a)(i), to which shall be attached current copies of (1) the certificate of incorporation and by-laws of the Borrower; and (2) resolutions or unanimous written consents of the Boards of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and is otherwise in form and substance satisfactory to the Banks;

                  (ii) a certificate of the Secretary or an Assistant Secretary of each Corporate Guarantor, dated the Closing Date, substantially in the form of Schedule 2.1(a)(ii), to which shall be attached current copies of (1) the certificate of incorporation and by-laws of the Corporate Guarantor; and (2) resolutions or unanimous written consents of the Boards of Directors of each Corporate Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Corporate Guarantor is a party and is otherwise in form and substance satisfactory to the Banks;

                  (iii) good standing certificates with respect to the Borrower and each Corporate Guarantor, issued as of a recent date by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation and in each Material Jurisdiction (other than the jurisdiction in which the Borrower or such Corporate Guarantor is incorporated) in which the Borrower and each Corporate Guarantor is authorized to do business;


                  (iv) a copy of each Governmental Approval and other consent or approval listed on Schedule 3.3;

                  (v) a legal opinion of counsel to the Borrower and to the Corporate Guarantors on such issues reasonably requested by Banks, which opinion shall be satisfactory in form and substance to the Banks;

                  (vi) a letter to the Borrower from the accountants who prepared the Base Financial Statements in form and substance satisfactory to the Required Banks confirming that (A) the Borrower is authorized to deliver the Base Financial Statements to the Banks and (2) it is the understanding of such accountants that the Banks are relying on such report in entering into this Agreement;

                  (vii) a certificate of the President or Chief Financial Officer of the Borrower, dated the Closing Date, setting forth the manner and degree of detail in which the Borrower will make the calculations required by paragraph 3 of Schedule 7.01(c);

                  (viii) a duly executed new Domestic Note and Eurodollar Note for each Bank, in replacement of the Domestic Note and Eurodollar Note of such Bank issued under the Existing Credit Agreement;

                  (ix) evidence that fees payable on or prior to the Closing Date pursuant to Section 1.15, for which invoices have been delivered to the Borrower on or prior to such date, have been paid in full on or prior to the Closing Date;

                  (x) such additional materials as any Bank may have requested pursuant to Section 7.01(e); and

                  (xi) the amended and restated credit agreement dated as of May 23, 1996 among the Borrower, the Bank of Montreal as Agent and the banks which are party thereto shall have been terminated after payment of all fees due and owing under that agreement except for fees which are not due and payable on or before the date that agreement is terminated.

            (c) all fees payable on or prior to the Closing Date pursuant to
Section 1.15, for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full on or prior to the Closing Date.

      2.02 Conditions to Each Credit Extension.

            The obligation of each Bank to make each Loan requested to be made by it, including its initial Loan, and the obligation of the Issuing Bank to issue each Letter of Credit requested to be issued by it (including, if no Loans have been made at such time, the initial Letter of Credit) is subject to the determination of such Bank or the Issuing Bank, as the case may be, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

            (a) Request.

            The Agent and, in the case of a request for the issuance of a Letter of Credit, the Issuing Bank, shall have received in the case of a Loan, a notice of borrowing with respect to such Loan complying with the requirements of
Section 1.02 and, in the case of a Letter of Credit, or Steamship Indemnity a request for the issuance of such Letter of Credit or Steamship Indemnity complying with the requirements of Section 1.08(a).

            (b) Representation and Warranty.

            Each Representation and Warranty shall be true and correct in all material respects at and as of the time of such Credit Extension, both with and without giving effect to such Credit Extension and all other Credit Extension to be made at such time and to the application of the proceeds thereof.

            (c) No Default.

            No Default shall have occurred and be continuing at the time of such Credit Extension or would result from the making of such Credit Extension and all other Credit Extension to be made at such time or from the application of the proceeds thereof.

            (d) Information.

            Such Bank or the Issuing Bank, as the case may be, shall have received such Information as it may have requested pursuant to Section 7.01(e).

            The Borrower shall be deemed to have made a representation and warranty as of the time of the requested Credit Extension that the conditions specified in clauses (b) or (c) above have been fulfilled as of such time.

                                   ARTICLE 3.

                     Certain Representations and Warranties

            In order to induce each Bank and the Issuing Bank to enter into this Agreement and to make each Credit Extension requested to be made by it, the Borrower represents and warrants as follows:

      3.01 Organization; Power; Qualification.

            The Borrower and each Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole. Lechters Hawaii, Inc., a Subsidiary of the Borrower, is in the process of being dissolved.

      3.02 Subsidiaries.

            Schedule 3.02 sets forth, as of the Closing Date, all of the Subsidiaries, their jurisdictions of incorporation and the percentages of the various classes of their Capital Securities owned by the Borrower or another Subsidiary and indicates which Subsidiaries are Consolidated Subsidiaries. The Borrower or another Subsidiary, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all Capital Securities indicated on Schedule
3.02 as owned by the Borrower or such Subsidiary. All such Capital Securities have been duly authorized and issued and are fully paid and nonassessable.

      3.03 Authorization; Enforceability; Required Consents; Absence of
Conflicts.

            (a) As to the Borrower.

            The Borrower has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) to authorize, execute, deliver and perform in accordance with their respective terms the Loan Documents to which the Borrower is a party, to borrow hereunder in the unused amount of the Loan Commitments and to have Letters of Credit or Steamship Indemnities issued for its account in the unused amount of the LC Commitment. This Agreement has been, and each of the other Loan Documents, to which the Borrower is a party, when delivered to the Agent will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents to which it is a party, each borrowing hereunder, whether or not in the amount of the unused Loan Commitments, and the issuance of each Letter of Credit or Steamship Indemnity hereunder, whether or not in the amount of the unused LC Commitment, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of the Borrower, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any consent or approval required under any Applicable Law or Contract as in effect on the Closing Date, are listed on Schedule 3.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower or any Subsidiary under, (i) any Contract to which the Borrower is a party or by which the Borrower or any of its properties may be bound or (ii) any Applicable Law.

            (b) As to the Corporate Guarantors.

            Each Corporate Guarantor has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) to authorize, execute, deliver and perform in accordance with their respective terms the Loan Documents to which it is a party. This Agreement has been, and each of the other Loan Documents to which such Corporate Guarantor is a party when delivered to the Agent will have been, duly executed and delivered by such Corporate Guarantor and is, or when so delivered will be, a legal, valid and binding obligation of such Corporate Guarantor, enforceable against such Corporate Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance in accordance with their respective terms by each Corporate Guarantor of the Loan Documents to which it is a party, do not and (absent any change in any Applicable Law or applicable Contract) will not
(a) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of such Corporate Guarantor, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Closing Date, are listed on Schedule 3.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of such Corporate Guarantor or any Subsidiary under, (i) any Contract to which such Corporate Guarantor is a party or by which such Corporate Guarantor or any of its properties may be bound or (ii) any Applicable Law.

      3.04 Compliance.

            The Borrower and each Subsidiary are in material compliance with all laws including, without limitation, all Tax laws, environmental laws and ERISA.

      3.05 Taxes.

            The Borrower and each Subsidiary have (a) filed all tax returns required to have been filed by it under Applicable Law, (b) paid all Taxes that are due and payable by it or have been assessed against it except for Taxes the failure to have paid which does not contravene Section 4.04 and (c) to the extent required by GAAP, reserved against all Taxes that are payable by it but are not yet due or that are due and payable by it or have been assessed against it but have not yet been paid.

      3.06 Litigation.

            Except as set forth on Schedule 3.06, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower and its Subsidiaries, is there any basis therefor) against or in any other way relating to or affecting (a) the Borrower or any Subsidiary or any of their respective businesses or properties or (b) any Loan Document, except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on (x) the Borrower and the Consolidated Subsidiaries taken as a whole or
(y) any Loan Document.

      3.07 Burdensome Provisions.

            Neither the Borrower nor any Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which could reasonably be expected to have a Materially Adverse Effect on (a) the Borrower and the Consolidated Subsidiaries taken as a whole or (b) any Loan Document.

      3.08 Liens.

            The ownership of all property of the Borrower and each Corporate Guarantor is free from any Liens other than Permitted Liens.

      3.09 Indebtedness.

            The Borrower and each Corporate Guarantor are not subject to any Indebtedness other than Permitted Indebtedness and Permitted Repos.

      3.10 Letters of Credit.

            The Borrower and each Corporate Guarantor are not liable for the reimbursement of any payments made under any letters of credit other than payments under Existing Letters of Credit or letters of credit issued pursuant to this Agreement.

      3.11 Financial Statements.

            The audited consolidated balance sheet of the Borrower as of February 1, 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, and the management prepared consolidated balance sheet of the Borrower as of November 1, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the 39 weeks ended on such date, copies of which have heretofore been furnished to the Banks, are complete and correct and present fairly the consolidated financial condition and results of operations of the Borrower as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor its Consolidated Subsidiaries have any material contingent liability or material liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

      3.12 No Adverse Change or Event.

            Since February 1, 1997 (i) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect,
(ii) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower, and there has been no sale, transfer or other disposition by the Borrower or its Consolidated Subsidiaries of any material part of their business or property (other than the sale of inventory in the ordinary course of business) and no purchase or other acquisition of any business or property (including any capital stock of any other Person but excluding the purchase of inventory and equipment in the ordinary course of business).

      3.13 Investment Company Act.

            Neither the Borrower nor any Subsidiary is an "investment company" or a Person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

      3.14 Substance Release and Disposal.

            There have been no releases or disposals of hazardous wastes, environmental contaminants or other substances in quantities or locations that, singly or in the aggregate, could result in the incurrence by the Borrower or any of its Subsidiaries of remedial obligations under Applicable Law that could have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has received any notice or order advising it that it has or may have any remedial obligation with respect to any such releases or disposals or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases or disposals, which obligation or cost, if fully payable could, singly or in the aggregate, have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

      3.15 Pari Passu Status.

            The Loans and other obligations of the Borrower to the Banks under the Loan Documents will at all times rank at least pari Passu in priority of payment with all of the Borrower's other unsecured Indebtedness.

      3.16 Reprogramming of Computer Systems.

            Any reprogramming required to permit the proper functioning of the computer systems of the Borrower and its Subsidiaries (or of computer systems of others used by the Borrower and its Subsidiaries) in and following the year 2000 will be completed prior to January 1, 1999, except for the computer system of the Borrower and its Subsidiaries related to its warehouse systems, the reprogramming of which is projected to be completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming, as projected, will not result in a Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be adequate for the conduct of its business.

                                   ARTICLE 4.

                              Affirmative Covenants

            Until the Repayment Date the Borrower shall, and shall cause each of its Subsidiaries, to:

      4.01 Preservation of Existence.

            Preserve and maintain its corporate existence, except that this
Section 4.01 shall not apply to (i) termination of its corporate existence pursuant to a merger or consolidation which is not prohibited under Section 5.05 or (ii) termination of the corporate existence of a Subsidiary, the termination of the corporate existence of which would not, in the aggregate, have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole or otherwise be a disadvantage in any material respect to the Banks.

      4.02 Preservation of Rights and Properties.

            Preserve and maintain (i) all of its franchises, licenses, rights and privileges under Contract and Applicable Law material to the proper conduct of its business; and (ii) in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of its tangible property material to the proper conduct of its business.

      4.03 Business Activities.

            Except through joint ventures for which the Required Banks have provided their prior written consent under Section 5.04, engage only in businesses in substantially the same fields as, or directly related to, the businesses conducted by the Borrower and its Subsidiaries on February 1, 1997.

      4.04 Payment of Taxes and Liabilities.

            Pay or discharge before they become delinquent all Taxes and all Liabilities that might become a Lien on any of its properties, except that this
Section 4.04 shall not apply to Taxes and Liabilities that are being contested in good faith by appropriate proceedings and for which adequate reserves, in an amount not less than the amount required by generally accepted accounting principles, have been provided.

      4.05 Compliance with Applicable Laws and Contracts.

            Comply with all Applicable Laws and the terms of all Contracts to which it is a party or by which it or any of its properties may be bound, except that this Section 4.05 shall not apply to any non-compliance that (i) has been excused or permanently waived under the relative Applicable Law or Contract, or
(ii) alone and when aggregated with all other such non-compliances, would not have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

      4.06 Preservation of Loan Document Enforceability.

            Take all actions (including obtaining and maintaining in full force and effect consents and Governmental Approvals) that are required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms.

      4.07 Insurance.

            Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Required Banks.

      4.08 Use of Proceeds.

            Use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries and use the Letters of Credit only for purposes specified in Section 1.07(b). None of the proceeds of any of the Loans and none of the Letters of Credit, directly or indirectly, shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Issuing Bank or any Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to the Issuing Bank or such Bank, as the case may be.

      4.09 Future Subsidiaries.

            The Borrower will cause any Person which becomes a Subsidiary of the Borrower to execute and deliver a Subsidiary Guaranty Supplement to the Agent within ten Business Days following the date such Person becomes a Subsidiary.

                                   ARTICLE 5.

                               Negative Covenants

            Until the Repayment Date the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

      5.01 Other Indebtedness.

            Have any Indebtedness, at any time, except Permitted Indebtedness and Permitted Repos.

      5.02 Guaranties.

            Be obligated, at any time, in respect of any Guaranty except Permitted Guaranties.

      5.03 Liens.

            Permit to exist, at any time, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 5.03 shall not apply to Permitted Liens.

      5.04 Dividends, Stock Purchases.

            (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Borrower); or (ii) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or (iii) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of capital stock of the Borrower; or (iv) make, directly or indirectly, or permit any Subsidiary to make, any Restricted Investment; it being specifically understood that the Borrower and any Subsidiary will enter into a joint venture only with the prior written consent of all the Banks; except that the Borrower may (x) declare and pay preferred dividends not to exceed 6% per annum in respect of the Perpetual Convertible Preferred Stock, and
(y) during such time as no Default or Event of Default has occurred and is continuing, purchase, redeem or retire up to one million shares in the aggregate of its common stock subsequent to the Closing Date.

      5.05 Merger or Consolidation.

            Merge or consolidate with any Person, except that, if after giving effect thereto no Default would exist, this Section 5.05 shall not apply to any merger or consolidation of any Subsidiary with any one or more other Subsidiaries, provided that the continuing Person shall, after giving effect to such merger or consolidation, be an Indebtedness-Free Subsidiary.

      5.06 Disposition of Assets.

            Sell, lease, assign, transfer or otherwise dispose of all or any substantial part of the business or assets of the Borrower and its Subsidiaries taken as a whole, except (i) any disposition of assets to the Borrower, (ii) any disposition of assets by any Subsidiary to any other Subsidiary, and (iii) any sale of inventory in the ordinary course of business.

      5.07 Taxes of Other Persons.

            (i) File a consolidated tax return with any other Person other than, in the case of the Borrower, a Consolidated Subsidiary and, in the case of any such Subsidiary, the Borrower or a Consolidated Subsidiary, or (ii) except as required by Applicable Law, pay or enter into any Contract to pay any Taxes owing by any Person other than the Borrower or a Consolidated Subsidiary.

      5.08 Benefit Plans.

            (i) Unless the Required Banks shall have given their prior written consent, which consent shall not be unreasonably withheld, have, or permit any of its ERISA Affiliates to have, any Benefit Plan other than an Existing Benefit Plan or (ii) permit any Existing Benefit Plan to be amended in any manner that would create aggregate Unfunded Benefit Liabilities under any Existing Benefit Plans.

      5.09 Transactions with Affiliates.

            Effect any transaction with any Affiliate (other than an Affiliate which is a Corporate Guarantor) other than transactions in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower and its Subsidiaries than would be obtained in comparable arm's length transactions.

      5.10 Limitation on Restrictive Covenants.

            Permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (i) pay dividends or make any other distributions on shares of its capital stock held by the Borrower or any other Subsidiary, (ii) pay any obligation owed to the Borrower or any other Subsidiary, (iii) make any loans or advances to or investments in the Borrower or in any other Subsidiary, (iv) transfer any of its property or assets to the Borrower or any other Subsidiary or (v) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this
Section 5.10 shall not apply to Permitted Restrictive Covenants.

      5.11 Prepayment of Indebtedness.

            (i) Prepay, redeem, purchase, defease, retire or otherwise satisfy in any manner prior to the scheduled maturity thereof any Indebtedness, other than the Indebtedness under this Agreement or (ii) amend, modify or change in any manner any term or condition of Indebtedness, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Indebtedness payable to the Borrower; provided, however, that the Borrower and any Subsidiary may after the Closing Date, after providing at least five Business Days prior written notice to the Banks, make payments of Subordinated Indebtedness in an aggregate amount not to exceed (x) $10,000,000, minus (y) the sum of any repayments of Subordinated Indebtedness made, and Cash Charges taken between February 1, 1997 and the Closing Date, minus (z) any Cash Charges taken after the Closing Date provided, further, that at the time of such payment no Default or Event of Default has occurred and is then continuing. For example if $3,000,000 is used for cash restructuring charges, then $7,000,000 can be used to repay subordinated debt. If $2,000,000 is used for cash restructuring charges, then $8,000,000 can be used to prepay subordinated debt.

      5.12 Restructuring Charges.

            Take any action or series of actions which would result, during the period after the Closing Date, in (i) the taking of Restructuring Charges which together with any Restructuring Charges taken since February 1, 1997 exceed $15,000,000, or (ii) the taking of Cash Charges which together with any Cash Charges taken since February 1, 1997 exceed an amount equal to $3,000,000, minus the amount by which payments of Subordinated Indebtedness made after February 1, 1997 exceed $7,000,000.

      5.13 Other Letters of Credit.

            Request or permit the issuance or amendment of any letter of credit for the account of the Borrower or any Subsidiary other than (i) the Letters of Credit, (ii) amendments to Existing Letters of Credit, and (iii) in the event either (x) it shall be unlawful or impractical for the Issuing Bank to issue any Letters of Credit, or (y) the LC Commitment shall expire, then in either case, the Borrower or any Subsidiary may request or permit the issuance or amendment of letters of credit by Persons other than the Issuing Bank (a "Third Party Letter of Credit") for the account of the Borrower or any Subsidiary so long as the aggregate amount of the obligation of Borrower and its Subsiaries to reimburse drawings under the Letters of Credit and Third Party Letters of Credit does not exceed $20,000,0000.

                                   ARTICLE 6.

                               Financial Covenants

            Until the Repayment Date the Borrower shall not:

      6.01 Ratio of Indebtedness to Capitalization.

            Permit at any time the ratio of (i) Consolidated Indebtedness to
(ii) Consolidated Indebtedness plus Consolidated Stockholders Equity, to exceed
0.40 to 1.00 as measured as of the end of each fiscal quarter.

      6.02 Fixed Charge Ratio.

            Permit the ratio of (i) Consolidated EBITDAR minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges as determined as of the last day of each fiscal quarter for the period of the four consecutive preceding fiscal quarters ending on such day, to be less than 1.00 to 1.00.

      6.03 Leverage Ratio.

            Permit the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA as determined as of the last day of each fiscal quarter for the period of the four consecutive preceding fiscal quarters ending on such day to be greater than, or equal to, 3.25 to 1.00 through the fiscal year ending January 31, 1998, and 3.00 to 1.00 thereafter.

      6.04 Capital Expenditures.

            During any fiscal year make, or be obligated at any time to make, Capital Expenditures, in the aggregate for the Borrower and its Consolidated Subsidiaries, on a consolidated basis, in excess of the sum of (i) $22,000,000 and (ii) fifty percent (50%) of Depreciation for the prior fiscal year.

      6.05 Net Income.

            Have an annual Adjusted Consolidated Net Income in an amount less than zero for any fiscal year.

                                   ARTICLE 7.

                                   Information

      7.01 Information to Be Furnished.

            Until the Repayment Date the Borrower shall furnish to each Bank:

            (a) Quarterly Financial Statements.

            As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, commencing with the quarterly period ending May 2, 1998 the consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

            (b) Year-End Financial Statements; Accountants' Certificate.

            As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending January 31, 1998:

                  (i) the consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

                  (ii) an unqualified audit report of an independent certified public accountant of recognized standing satisfactory to the Required Banks, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance satisfactory to the Required Banks; and

                  (iii) a letter to the Borrower from such accountants in form and substance satisfactory to the Required Banks (A) confirming that (1) the Borrower is authorized to deliver their report referred to in clause (ii) to the Banks pursuant to this Agreement and (2) it is their understanding that the Banks are relying on such report and such certificate, (B) stating that they have caused this Agreement to be reviewed and that, in making the examination necessary for their report on such consolidated financial statements, nothing came to their attention that caused them to believe that, as of the date of such financial statements, any Default under Article 6 of this Agreement exists or, if such is not the case, specifying such Default and its nature, when it occurred and whether it is continuing and (C) having attached the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 6.01, 6.02, 6.03, 6.04 and 6.05.

            (c) Officer's Certificate as to Financial Statements and Defaults.

            At the time that financial statements are furnished pursuant to
Section 7.01(a) or (b), a certificate of the president or chief financial officer of the Borrower in the form of Schedule 7.01(c).

            (d) Reports and Filings.

                  (i) Promptly, but in no event later than fifteen days after receipt thereof, copies of any management letter, if any, submitted to the Borrower or any Subsidiary, or the Board of Directors of the Borrower or any Subsidiary, by its independent certified public accountants; and

                  (ii) as soon as practicable, but in no event more than fifteen days after filing thereof, copies of all such financial statements and reports as the Borrower or any Subsidiary shall send to its stockholders and of all registration statements and all regular or periodic reports that the Borrower or any Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission. (e) Projections.

            No later than 30 days following the start of each fiscal year an annual budget or forecast including a projected profit and loss statement, balance sheet and cash flow statements along with a calculation of all covenants on a quarterly basis.

            (f) Reprogramming.

            On the first Business day of May and November of each year the Borrower shall provide a report on the status of the Borrower's and each Corporate Guarantor's efforts in reprogramming their warehouse computer systems to permit the proper functioning of the Borrower's computer systems (or of computer systems of others used by the Borrower) in and following the year 2000.

            (g) Requested Information.

            From time to time and promptly upon request of any Bank, such Information regarding the Loan Documents, the Loans, the Letters of Credit or the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as such Bank may request, in each case in form and substance and certified in a manner satisfactory to the requesting Bank.

            (h) Notice of Defaults; Material Adverse Changes and Other Matters.

            Prompt notice of: (i) any Default or Event of Default, (ii) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in Section 3.06 to be incorrect if made at such time, (iii) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 3.08 to be incorrect if made at such time, and (iv) any event or condition referred to in clauses (i)through (vii) of Section 8.01(g), whether or not such event or condition shall constitute an Event of Default. Each notice pursuant to Section 7.01(h) (i)shall be accompanied by a statement of the president or chief financial officer of the Borrower setting forth the details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

      7.02 Information.

            The Borrower hereby represents and warrants that the Information furnished to the Agent, the Issuing Bank or the Banks by or on behalf of the Borrower on or prior to the Closing Date does not, and the Information furnished to Agent, the Issuing Bank or the Banks by or on behalf of the Borrower after the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

      7.03 Additional Covenants Relating to Disclosure.

            Until the Repayment Date the Borrower shall and shall cause each Subsidiary to:

            (a) Accounting Methods and Financial Records.

            Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Sections 7.01(a) and 7.01(b) and (ii) the determination of the compliance of the Borrower with the terms of the Loan Documents.

            (b) Fiscal Year.

            Maintain the same opening and closing dates for each fiscal year as for the fiscal year reflected in the Base Financial Statements or, if the opening and closing dates for the fiscal year reflected in the Base Financial Statements were determined pursuant to a formula, determine the opening and closing dates for each fiscal year pursuant to the same formula.

            (c) Visits, Inspections and Discussions.

            Permit representatives of any Bank, from time to time, as often as may be reasonably requested, to visit and inspect its properties and its books and records, and discuss with any Person its business, assets, Liabilities, financial condition, results of operation and business prospects.

      7.04 Authorization of Third Parties to Deliver Information and Discuss Affairs.

            The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Agent, the Issuing Bank or the Banks of any opinion, report or other Information is a condition or covenant under the Loan Documents (including under Article 2) to so prepare or deliver such Information for the benefit of the Agent, the Issuing Bank and the Banks. The Borrower further authorizes and directs all Persons (i) to furnish to the Banks and the Issuing Bank any Information regarding the matters referred to in Section 7.01(e) that any Bank may request, (ii) to permit representatives of any Bank to make the visits and inspections of property, books and records within their possession and control contemplated by Section 7.03(c) and (iii) to discuss with representatives of any Bank the matters referred to in Section 7.03(c). The Borrower agrees to promptly execute and deliver from time to time such further authorizations to effect the purposes of this Section 7.04 as the Agent, the Issuing Bank or any Bank may reasonably request.

                                   ARTICLE 8.

                                     Default

      8.01 Events of Default.

            Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

            (a) Payments.

            Any payment of principal of or interest on any of the Loans, the Notes, with respect to the reimbursement of any Drawings, fees, or the obligation to provide any cash collateralization of Contingent Reimbursement Obligations, shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement, the Notes and each other Loan Document;

            (b) Representation and Warranties.

            Any Representation and Warranty shall at any time prove to have been untrue or misleading in any material respect when such Representation and Warranty was made or was deemed to have been made;

            (c) Covenants.

            The Borrower shall default in the performance or observance of:

                  (i) any term, covenant, condition or agreement contained in
Section 4.01 (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.08, Article 5, Article 6, 7.01(h)(i), 7.03(b) or 7.03(c); or

                  (ii) any non-monetary term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days;

            (d) Other Indebtedness.

            (i) The Borrower or any Subsidiary shall fail to pay, in accordance with its terms and when due and payable, any of the principal of or interest on any of its Indebtedness (other than the Loans) having a then outstanding principal amount in excess of $100,000, (ii) the maturity of any such shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the giving of notice would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and (B) if the Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period;

            (e) Contracts.

            A default shall be continuing under any Contract (other than a Contract relating to Indebtedness to which clause (d) of this Section 8.01 is applicable) binding upon the Borrower or any Subsidiary, except a default that,
(i) shall have been contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves as required by GAAP consistently applied have been established and maintained, or (ii) together with all other such defaults, has not had and will not have a Materially Adverse Effect on (x) the Borrower and the Consolidated Subsidiaries taken as a whole or
(y) any Loan Document;

            (f) Insolvency.

            (i) The Borrower or any Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect) , (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts,
(C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) suspend or discontinue its business, admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing;
(ii) (A) A case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Subsidiary, and such case or proceeding shall continue undismissed and unstayed for a period of 60 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower or any Subsidiary (including an order for relief under such Federal bankruptcy laws) shall be entered;

            (g) Judgments.

            A judgment or order shall be entered against the Borrower or any Subsidiary by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 10 days in which the aggregate amount of all such judgments and orders exceeds $1,000,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable Judgment of the Required Banks, together with all other such judgments or orders, have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole; or

            (h) ERISA.

            (i) Any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any Subsidiary or any of their respective ERISA Affiliates, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (iv) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall be in "default" (as defined in ERISA Section 4219 (c) (5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Borrower, any Subsidiary or any of their respective ERISA Affiliates shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any Subsidiary or any of their respective ERISA Affiliates to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, or (vii) any other event or condition shall occur or exist with respect to any such Benefit Plan, except that no event or condition referred to in clauses (i) through (vii) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Required Banks will not subject, the Borrower or any Subsidiary to any Liability that, alone or in the aggregate with all such Liabilities for all such Persons, exceeds $100,000.

            (i) Reprogramming Efforts.

            The Borrower or any Subsdiary shall fail to reprogram their computer systems to permit the proper functioning of the computer systems of Borrower and its Subsidiaries(or of computer systems of others used by the Borrower and its Subsidiaries) in and following the year 2000 and such failure results in an aggregate loss of more than $1,000,000;

            (j) Validity of Loan Documents.

            The Borrower or any Subsidiary shall contest the validity of the Loan Documents.

      8.02 Remedies upon Event of Default.

            (a) Insolvency Events of Default.

            Upon the occurrence of an Event of Default specified in Section 8.01(f), automatically and without any notice to the Borrower, (x) the principal of and interest on the Loans, the Notes and the Drawings and all other amounts owing under the Loan Documents shall be due and payable, (y) the Commitments shall terminate and (z) an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding shall be due and payable to the Agent to be held in accordance with Section 11.18.

            (b) Payment Events of Default.

            During the occurrence and during the continuance of an Event of Default specified in Section 8.01(a), the Agent upon notice to the Borrower may, and at the direction of the Required Banks, shall, do either or both of the following: (i) declare, in whole or, from time to time, in part, the principal of and interest on the Loans, the Notes and all other amounts owing under the Loan Documents to be, and the Loans, the Notes and all such other amounts shall thereupon and to that extent become, due and payable, (ii) terminate, in whole or, from time to time, in part, the Commitments, and (iii) demand that the Borrower deliver cash collateral to the Agent in an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding to be held in accordance with Section 11.18 and thereupon such amount shall become so due and payable to the Agent.

            (c) Other Events of Default.

            During the occurrence and during the continuance of any Event of Default (other than ones specified in Section 8.01(a), or in Section 8.01(f)) and in every such event, the Agent, at the direction of the Required Banks and upon notice to the Borrower, shall do either or both of the following: (i) declare, in whole or, from time to time, in part, the principal of and interest on the Loans, the Notes and all other amounts owing under the Loan Documents to be, and the

Loans, the Notes and all such other amounts shall thereupon and to that extent become, due and payable, (ii) terminate, in whole or, from time to time, in part, the Commitments, and (iii) demand that the Borrower deliver cash collateral to the Agent in an amount equal to the aggregate amount of Contingent Reimbursement Obligations then outstanding to be held in accordance with Section
11.18 and thereupon such amount shall become so due and payable to the Agent.

            (d) Waiver of Presentment and Notice.

            Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Subsections 8.02(b) and 8.02(c) are hereby expressly waived.

      8.03 Expenses.

            Upon the occurrence of an Event of Default, the Borrower shall reimburse the Agent for all reasonable out-of-pocket expenses connected with such Event of Default including attorneys fees.

                                   ARTICLE 9.

                      Additional Credit Facility Provisions

      9.01 Mandatory Suspension and Conversion of LIBO Rate Loans.

            A Bank's obligations to make, continue or convert into LIBO Rate Loans of any Type shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (d) below, on the day determined by such Bank to be the last Business Day before the Closing Date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by such Bank shall be deemed requests for, Prime Rate Loans, and, in the case of clause
(c)(ii) below, the Issuing Bank's obligation to issue Letters of Credit shall be suspended, if:

            (a) on or prior to the determination of an interest rate for a LIBO Rate Loan of that Type for any Interest Period, the Agent determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted LIBO Rate for such Interest Period;

            (b) on or prior to the first day of any Interest Period for a LIBO Rate Loan of that Type, such Bank determines that the Adjusted LIBO Rate as determined by the Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a LIBO Rate Loan of such Type for such Interest Period;

            (c) at any time any Regulatory Change (i) in the determination of any Bank, makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert into any LIBO Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof or (ii) in the determination of the Issuing Bank, makes it unlawful or impracticable for the Issuing Bank to issue any Letter of Credit or to comply with its obligations hereunder in respect thereof; or

            (d) such Bank determines that, by reason of any Regulatory Change, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to LIBO Rate Loans of that Type is directly or indirectly determined or (ii) the category of assets that includes LIBO Rate Loans of that Type.

            If, as a result of this Section 9.01, any Loan of any Bank that would otherwise be made or maintained as or converted into a LIBO Rate Loan of any Type for any Interest Period is instead made or maintained as or converted into a Prime Rate Loan, then, unless the corresponding Loan of each of the other Banks is also to be made or maintained as or converted into a Prime Rate Loan, such Loan shall be treated as being a LIBO Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank and the Issuing Bank shall promptly notify the Borrower and the Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or (d) above applicable to such Bank's Loans or, in the case of the Issuing Bank, clause (c)(ii) above applicable to the Issuing Bank's obligation to issue Letters of Credit, but the failure by the Agent, the Issuing Bank or such Bank to give any such notice shall not affect such Bank's or the Issuing Bank's rights hereunder.

      9.02 Regulatory Changes.

            If (a) any Regulatory Change, including a regulatory change that subjects any Bank to any tax (other than a tax on such Bank's income), duty, or other charge, or that changes the basis of taxation of the Loans, shall directly or indirectly (i) (A) in the determination of any Bank, reduce the amount of any sum received or receivable by such Bank with respect to any Loan or Participation or the return to be earned by such Bank on any Loan or Participation or (B) in the determination of the Issuing Bank, reduce the amount of any sum received or receivable by the Issuing Bank with respect to any Letter of Credit, Drawing or Contingent Reimbursement Obligation or the return to be earned by the Issuing Bank on any Letter of Credit, Drawing or Contingent Reimbursement Obligation, (ii)(A) in the determination of any Bank, impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make or acquire, any Loan or Participation, or (B) in the determination of the Issuing Bank, impose a cost on the Issuing Bank or any of its Affiliates that is attributable to the issuance or maintaining of, or the commitment to issue, any Letter of Credit or the making or maintaining of any Drawing or Contingent Reimbursement obligation,
(iii)(A) in the determination of any Bank, require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under any Loan Document or (B) in the determination of the Issuing Bank, require the Issuing Bank or any of its Affiliates to make any payment on or calculated by reference to the gross amount of any amount received by the Issuing Bank or any of its Affiliates in respect of (1) any Letter of Credit, or its commitment to issue any Letter of Credit, or
(2) any Drawing or

Contingent Reimbursement Obligation or (iv)(A) in the determination of any Bank, reduce, or have the effect of reducing, the rate of return on the capital of such Bank or any Affiliate of such Bank allocable to any Loan or Participation or such Bank's commitment to make any Loan or acquire any Participation or (B) in the determination of the Issuing Bank, reduce, or have the effect of reducing, the rate of return on the capital of the Issuing Bank or any of its Affiliates allocable to (1) any Letter of Credit, or its commitment to issue any Letter of Credit, or (2) any Drawing or Contingent Reimbursement Obligation, and
(b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Bank or the Issuing Bank, as the case may be, such additional amounts as such Bank or the Issuing Bank, as the case may be, determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank or the Issuing Bank, as the case may be, for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank or the Issuing Bank, as the case may be. Each Bank and the Issuing Bank will promptly notify the Borrower of any determination made by them referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect the right of such Bank or the Issuing Bank, as the case may be, to compensation.

      9.03 Risk-Based Capital Requirements.

            If, under Applicable Law, interpretations, directives, requests and guidelines (whether or not having the force of law) enacted, adopted or issued pursuant to the framework for risk-based capital requirements adopted July 11, 1988 by the Basle Committee on Banking Regulation and Supervisory Practices, (a) in the determination of any Bank, such Bank or any of its Affiliates is required to maintain capital on account of any Loan or Participation or such Bank's commitment to make any Loan or acquire any Participation in a greater amount than such Bank or such Affiliate would otherwise have been so required to maintain on account thereof, or (b) in the determination of the Issuing Bank, the Issuing Bank or any of its Affiliates is required to maintain capital on account of (i) any Letter of Credit or its commitment to issue any Letter of Credit or (ii) any Drawing or Contingent Reimbursement Obligation in a greater amount than the Issuing Bank or such Affiliate otherwise would have been so required to maintain on account thereof, then, upon request by such Bank or the Issuing Bank, as the case may be, the Borrower shall from time to time thereafter pay to such Bank or the Issuing Bank, as the case may be, such additional amounts as such Bank or the Issuing Bank, as the case may be, determines will fully compensate for any reduction in the rate of return on the additional capital that such Bank, or its Affiliate, or the Issuing Bank, or its Affiliate, as the case may be, is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank or the Issuing Bank, as the case may be, for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank or the Issuing Bank, as the case may be.

      9.04 Funding Losses.

            The Borrower shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (i) any payment, prepayment or conversion of a LIBO Rate Loan on a date other than the last day of an Interest Period for such LIBO Rate Loan or
(ii) a LIBO Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (x) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (y) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

      9.05 Certain Determinations.

            In making the determinations contemplated by Sections 9.01, 9.02,
9.03 and 9.04, each Bank and the Issuing Bank may make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate, (provided however, that in making such determination such Bank or Issuing Bank shall be entitled to assume a targeted return on capital equal to fifteen percent (15%) per annum), and such Person's selection thereof in accordance with this Section 9.05, and the determinations made by such Person on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank and the Issuing Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 9.02, 9.03 and 9.04 and the assumptions underlying such computations.

      9.06 Change of Lending Office.

            If an event occurs with respect to a Lending Office of any Bank or the Issuing Bank that obligates the Borrower to pay any amount under Section 1.20, makes operable the provisions of clause (c) or (d) of Section 9.01 or entitles such Person to make a claim under Sections 9.02 or 9.03, such Person shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount such Person is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Person, be disadvantageous to such Person in any manner or contrary to such Person's policies. Each Bank or the Issuing Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank or the Issuing Bank shall not obligate the Borrower to pay any amount to such Person under Section 1.20, make operable the provisions of clause (c) or (d) of Section 7.01 or entitle such Person to make a claim under Sections 9.02 or 9.03 if such obligation, the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

                                  ARTICLE 10.

                                    The Agent

      10.01 Appointment and Powers.

            Each Bank and the Issuing Bank hereby irrevocably appoints and authorizes The Chase Manhattan Bank, and The Chase Manhattan Bank hereby agrees, to act as the agent for such Person under the Loan Documents with such powers as are delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Agent shall not, by reason of its serving as the Agent, be a trustee or other fiduciary for any Bank or the Issuing Bank.

      10.02 Limitation on Agent's Liability.

            Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Agent shall not be responsible to any Bank or the Issuing Bank for (i) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any of the Banks or the Issuing Bank under, the Loan Documents, (ii) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document or (iii) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys- in- fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and the Issuing Bank.

      10.03 Defaults.

            The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans or fees) unless the Agent has received notice from a Bank, the Issuing Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks and the Issuing Bank.

      10.04 Rights as a Bank.

            Each Person acting as the Agent or Issuing Bank that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Agent or Issuing Bank, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Agent or Issuing Bank (whether or not such Person is a Bank) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as the Agent or Issuing Bank, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Banks.

      10.05 Indemnification.

            The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower hereunder), ratably on the basis of the respective principal amounts of the Exposures of the Banks (or, if no Exposures are at the time outstanding, ratably on the basis of their respective Commitments), for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Borrower is obligated to pay hereunder) in any way relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent (i) they are subject to the indemnity contemplated by the last sentence of Section 11.09(b) or (ii) they arise from gross negligence, willful misconduct or knowing violations of law by the Agent.

      10.06 Non-Reliance on Agent. Issuing Bank and Other Banks.

            Each Bank and the Issuing Bank agree that it has made and will continue to make, independently and without reliance on the Agent, the Issuing Bank or any other Bank, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks and the Issuing Bank by the Agent under the Loan Documents, the Agent shall have no obligation to provide any Bank or the Issuing Bank with any information concerning the business, status or condition of the Borrower or any Subsidiary or the Loan Documents that may come into the possession of the Agent or any of its Affiliates.

      10.07 Resignation of the Agent.

            The Agent may at any time give notice of its resignation to the Banks, the Issuing Bank and the Borrower. The Agent may at any time be removed by the Majority Banks for willful misconduct or gross negligence. Upon receipt of any such notice of resignation or such removal, as the case may be, the Required Banks may, after consultation with the Borrower, appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks and the Issuing Bank and after consultation with the Borrower, appoint a successor Agent. Upon the acceptance by any Person of its appointment as a successor Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                  ARTICLE 11.

                                  Miscellaneous

      11.01 Notices and Deliveries.

            Except as otherwise expressly provided, all notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered in writing (which shall include telex and telecopy transmissions) at the following respective addresses and telex and telecopier numbers and to the attention of the following individuals or departments or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify:

                   (a) if to the Borrower:

                   Lechters, Inc.
                   1 Cape May Street
                   Harrison, New Jersey 07029
                   Telephone No.: 973-481-1100 x209
                   Telecopier No.: 973-481-7330
                   Attention: John Smolak
                              Chief Financial Officer

                   and

                              Kathleen M. Guinnessey
                              Treasurer

                   with a copy to:

                   LeBoeuf, Lamb, Greene & Macrae
                   125 West 55th Street
                   New York, NY 10019-5389
                   Telephone No.: (212) 424-8238
                   Telecopier No.: (212) 424-8500
                   Attention: Alayne Serle, Esq.

                   if to the Agent:

                   The Chase Manhattan Bank
                   East 36 Midland Avenue
                   Paramus, New Jersey  07652
                   Telecopier: (201) 599-6755
                   Telephone: (201-599-6786
                   Attention: Catherine Brody and Sherry Misiak

                   and

                   The Chase Manhattan Bank
                   Loan & Agency Services
                   1 Chase Plaza
                   8th Floor
                   New York, NY 10081
                   Attention: Doris J. Mesa
                              Operations Officer
                   Telecopier: (212) 552-5650
                   Telephone: (212) 552-7265

            Notices, communications and materials shall be deemed given or delivered when delivered or received at the appropriate address or telex or telecopy number to the attention of the appropriate individual or department except that notices to be given (i) to the Agent or any Bank pursuant to Sections 1.02, 1.03(c), 1.05, 1.08, 1.09(b), 1.14 and 1.19(b) shall not be deemed given until received by the officer of the Agent or such Bank responsible, at the time, for the administration of this Agreement and (ii) the Issuing Bank pursuant to Section 1.08(a) shall not be deemed given or delivered until received by the officer of the Issuing Bank responsible, at the time, for the administration of the Issuing Bank's commitment hereunder to issue Letters of Credit.

            (c) if to any Bank, to it at the address or telex or telecopier number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment.

            (d) if to the Issuing Bank at an address or telecopier number different from that determined in accordance with clause (c) above with respect to the Bank that is the Issuing Bank, to it at:

                   The Chase Manhattan Bank
                   Letter of Credit Department
                   55 Water Street, 17th floor
                   New York, NY 10041-0199
                   Telecopier: (212) 638-1058
                   Telephone: (212)638-3788
                   Attention: Carol Pandrella

      11.02 Expenses; Indemnification.

            (a) Whether or not any Credit Extensions are made hereunder, the Borrower shall:

            (b) pay or reimburse the Agent and the Issuing Bank and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans or the Drawings or the issuance of Letters of Credit;

            (c) pay or reimburse the Agent and the Issuing Bank for all reasonable costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by such Person) incurred by such Person in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of the rights of the Agent, the Issuing Bank or the Banks under or related to the Loan Documents or (B) the performance of any of the obligations of the Agent, the Issuing Bank or the Banks under or related to the Loan Documents or (iv) protecting, preserving, exercising or enforcing any of the rights of the Agent, the Issuing Bank or the Banks under or related to the Loan Documents;

            (d) pay or reimburse each Bank and the Issuing Bank for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing during a Default any of its rights under or related to the Loan Documents; and

            (e) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is the result of acts or omissions on the part of such Indemnified Person constituting (x) gross negligence or (y) willful misconduct or (z) knowing violations of law.

      11.03 Amounts Payable Due upon Request for Payment.

            All amounts payable by the Borrower under Section 11.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

      11.04 Rights Cumulative.

            Each of the rights and remedies of the Agent, the Issuing Bank and the Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

      11.05 Disclosures.

            The Agent, the Issuing Bank and the Banks may disclose to, and exchange and discuss with, any other Person (the Agent, the Issuing Bank, the Banks and each such other Person being hereby authorized to do so) any information concerning the Borrower or any Subsidiary (whether received by the Agent, the Issuing Bank, the Banks or such other Person in connection with or pursuant to the Loan Documents or otherwise) for the purpose of (i) complying with Applicable Law, (ii) protecting, preserving, exercising or enforcing any of their rights under or related to the Loan Documents, (iii) performing any of their obligations under or related to the Loan Documents or (iv) consulting with respect to any of the foregoing matters.

      11.06 Amendments; Waivers.

            Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Banks and, if the rights and duties of the Agent or the Issuing Bank are affected thereby, by the Agent or the Issuing Bank, as the case may be, and, in the case of an amendment, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (i) changes the amount of such Bank's Commitment, (ii) reduces (A) the principal of or rate of interest, or (B) the fees payable to such Bank hereunder, (iii) postpones any date fixed for (A) any payment of (1) principal of or interest or (2) the fees payable to such Bank hereunder or (B) the expiration of any Letter of Credit if such postponement would extend the expiration date of such Letter of Credit beyond the Termination Date or (iv) amends the definition "Required Banks", Section 1.21, this Section 11.06 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Unless otherwise specified in such waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent, the Issuing Bank or any Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent, the Issuing Bank or any Bank under the Loan Documents or Applicable Law.

      11.07 Set-Off: Suspension of Payment and Performance.

            The Agent, the Issuing Bank and each Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether owing to such Person or to any other Person that is the Agent, the Issuing Bank or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States).

      11.08 Sharing of Recoveries.

            Each Bank agrees that, if, for any reason, including as a result of
(i) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to the Borrower, including a claim deemed secured under Section 506 of the Bankruptcy Code, or (iii) the allocation of payments by the Agent or the Borrower in a manner contrary to the provisions of Section 1.21, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal, interest or facility fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such

Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate) . The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 11.08 shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 9.02, 8.03, 11.02 and 11.07 and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation. Each Bank agrees to exercise any right of counterclaim, set-off, banker's lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between (i) obligations of the Borrower for amounts subject to the sharing provisions of Section 11.08 and (ii) other Liabilities of the Borrower.

      11.09 Assignments and Participations.

            (a) Assignments.

                  (i) The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of the Issuing Bank and each Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Issuing Bank and each Bank shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

                  (ii) Each Bank may, from time to time, assign any or all of its rights and obligations under the Loan Documents to one or more Eligible Assignees; provided that, except in the case of the grant of a security interest to a Federal Reserve Bank (which may be made without condition or restriction), no such assignment shall be effective unless the assignment is consented to by the Agent whose such consent shall not be unreasonably withheld and (unless an Event of Default exists) by the Borrower whose consent shall not unreasonably be withheld. The assigning Bank shall deliver, or cause to be delivered, a Notice of Assignment to the Borrower and the Agent together with a fee of $1,000 payable to the Agent, which Notice of Assignment shall set forth the Notice Address, the Domestic Lending Office and the Eurodollar Lending Office of the assignee Bank. In the event of any effective assignment by a Bank, the Borrower shall, against receipt of the existing Notes of the assignor Bank, issue new Notes to the assignee Bank and, in the case of a partial assignment, to the assignor Bank, appropriately reflecting such assignment.

            (b) Participations.

            Each Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent, the Issuing Bank or any other Bank. In the event of any such grant by a Bank of a participation, such Bank's obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Borrower, the Agent and the other Banks may continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations thereunder. A Bank may not grant to any holder of a participation the right to require such Bank to take or omit to take any action under the Loan Documents, except that a Bank may grant to any such holder the right to require such holder's consent to (i) reduce (A) the principal of or the rate of interest or (B) the fees payable to such Bank hereunder, (ii) postpone any date fixed for (A) any payment of (1) principal of or interest or (2) the fees payable to such Bank hereunder or (B) the expiration of any Letter of Credit if such postponement would extend the expiration date of such Letter of Credit beyond the Termination Date, (iii) permit the Borrower to assign any of its obligations under the Loan Documents to any other Person. Each holder of a participation in any rights under the Loan Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Bank as fully as though it were a Bank under Sections 1.20, 9.02, 9.03, 9.04, 8.03, 11.02 and
11.06 (subject to any conditions imposed on a Bank hereunder with respect thereto, including delivery of the forms and certificates required under Section 1.20(c)) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its participation under Section 1.20 or 9.02 unless (x) such amounts are payable in respect of Regulatory Changes that are enacted, adopted or issued after the date the applicable participation agreement was executed or (y) such amounts would have been payable to the Bank that granted such participation if such participation had not been granted. Each Bank selling or granting a participation shall indemnify the Borrower and the Agent for any Taxes and Liabilities that they may sustain as a result of such Bank's failure to withhold and pay any Taxes applicable to payments by such Bank to its participant in respect of such participation.

      11.10 Governing Law.

            This Agreement and the Notes (including matters relating to the Maximum Permissible Rate) shall be construed in accordance with and governed by the law of the State of New York (without giving effect to its choice of law principles).

      11.11 Judicial Proceedings: Waiver of Jury Trial.

            The Borrower agrees that any judicial proceeding brought against it with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City of New York and irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 11.01, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Any judicial proceeding by the Borrower against the Agent, the Issuing Bank or any Bank involving any Loan Document Related Claim shall be brought only in a court located in, in the case of the Agent, the City and State of New York and, in the case of a Bank or the Issuing Bank, the jurisdiction in which such Person's principal United States office is located. THE BORROWER, THE AGENT, THE ISSUING BANK AND EACH BANK HEREBY WAIVE

TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

      11.12 LIMITATION OF LIABILITY.

            NEITHER THE AGENT NOR THE ISSUING BANK NOR THE BANKS NOR ANY OTHER INDEMIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

      11.13 Severability of Provisions.

            Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

      11.14 Counterparts.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

      11.15 Survival of Obligations.

            Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Agent, the Issuing Bank, the Banks and the other Indemnified Persons under the Loan Documents shall survive the Repayment Date.

      11.16 Entire Agreement.

            This Agreement and the Notes embody the entire agreement among the Borrower, the Agent, the Issuing Bank and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

      11.17 Successors and Assigns.

            All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      11.18 Cash Collateral.

            If, at any time, cash collateralization of Contingent Reimbursement Obligations shall be required pursuant to any provision of any of the Loan Documents, such cash collateralization shall be made by deposit of funds in Dollars, in the amount of such payment or prepayment, into an interest bearing cash collateral account at the Agent's Office, which account shall be under the dominion and control of the Agent and is hereby pledged to the Banks and the Issuing Bank as security for the payment of the Contingent Reimbursement Obligations and any other amounts that may become payable hereunder. Funds deposited in such account, and any income thereon, may be applied by the Agent against amounts payable under the Loan Documents as such amounts become due. Any funds remaining in such account when all Contingent Reimbursement Obligations and other amounts payable under the Loan Documents have been paid shall be returned to the Borrower.

      11.19 Consent to Guaranties.

            By execution of this Agreement, the Borrower evidences its consent to the execution and delivery of the Subsidiary Guaranty by each of the Corporate Guarantors.

                                  ARTICLE 12.

                                 Interpretation

      12.01 Defined Terms.

            For the purposes of this Agreement:

            "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

            "Adjusted Consolidated Net Income" for any year means (i) the Consolidated Net Income of the Borrower for such year, plus (ii) Restructuring Charges actually taken by the Borrower during such year up to a cumulative aggregate of $15,000,000 of such charges taken after February 1, 1997 though the Termination Date.

            "Adjusted London Interbank Offered Rate" means, with respect to any Interest Period, a rate per annum (rounded upward to the nearest 1/100th of 1%) calculated as a fraction, the numerator of which is the London Interbank Offered Rate and the denominator of which is one minus the Eurocurrency Reserve Requirements.

            "Adjustment Date" means the Closing Date and thereafter the date which is two Business Days after the earlier to occur of (a) the date upon which the financial statements required pursuant to Sections 7.01(a) or 7.01(b), as the case may be, and the accompanying officer's certificate required pursuant to
Section 7.01(c), for the fiscal period most recently ended are delivered and (b) the date upon which such financial statements and officer's certificate for such fiscal period were required to be delivered; provided that, in the event that such financial statements and officer's certificate are not delivered on or prior to the date when due, the date which is two Business Days after such financial statements and officer's certificate are actually delivered also shall constitute an "Adjustment Date".

            "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

            "Agent" means The Chase Manhattan Bank, as agent for the Banks under the Loan Documents, and any successor Agent appointed pursuant to Section 10.07.

            "Agent's Fee Letter" means the letter agreement dated on the Closing Date between the Borrower and The Chase Manhattan Bank.

            "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 11.01.

            "Agreement" means this Credit Agreement, including all schedules, annexes and exhibits hereto.

            "Applicable Law" means, anything in Section 11.10 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

            "Applicable LIBO Rate Margin" means the amount determined as such pursuant to Section 1.16(a).

            "Applicable Prime Rate Margin" means the amount determined as such pursuant to Section 1.16(a).

            "Application" means a request for the issuance or amendment of a Letter of Credit or Steamship Indemnity either (a) in the form of Schedule 1.08 or (b) in such other form as the Issuing Bank shall require.

            "Bank" means (a) any Person listed on the signature pages hereof following the Agent and (b) any Person that has been assigned any or all of the rights or obligations of a Bank pursuant to Section 11.09(a).

            "Bank Nonparticipation" means (a) the inability of any Bank to acquire any Participation pursuant to Section 1.08(b) or to make any payment required by it under Section 1.10(a) because of such Bank's having been subject to receivership, insolvency or other similar laws, (ii) the refusal of any Bank to acquire any Participation pursuant to Section 1.08(b) or to make any payment required by it under Section 1.10(a) or (iii) the giving by any Bank to the Issuing Bank of any notice (which has not been retracted) of its intention not to so acquire any Participation or to make any such required payment.

            "Bank Tax" means any income or franchise tax imposed upon any Bank by any Jurisdiction (or political subdivision thereof) in which such Bank or any of its Lending Offices is located.

            "Base Financial Statements" means the audited, consolidated balance sheet of the Borrower and the Consolidated Subsidiaries for February 1, 1997 and the related statements of income, retained earnings and, as applicable, changes in financial position or cash flows for the fiscal year ended with the date of such balance sheet.

            "Benefit Plan" of any Person, means, at any time, any employee benefit plan (including a Multiemployer Benefit Plan) , the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

            "Borrower" means Lechters, Inc., a New Jersey corporation.

            "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized to close.

            "Capital Security" means, with respect to any Person, (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

            "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

            "Capitalized Rentals" means as of the date of any determination the amount determined in accordance with GAAP at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Borrower or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries, but excluding industrial revenue bond financing and pollution control bond financing.

            "Cash Charge" for any Person means reserves taken in accordance with GAAP related to (i) payments for severance to employees of such Person, and (ii) Landlord Buyouts by such Person, relating to the closings of stores.

            "Clean-Up Period" means with respect to any calendar year, the period of sixty consecutive days, which period shall end not later than May 31 of such year, that the Borrower shall specify as the Clean-Up Period for such year by notice to the Agent.

            "Closing Date" means the date all of the conditions precedent set forth in the definitive loan documentation are satisfied.

            "Code" means the Internal Revenue Code of 1986.

            "Commitment" of any Bank means its Loan Commitment and its LC Commitment.

            "Consolidated Capital Expenditures" means for any period capital expenditures, as defined in GAAP, of the Borrower and its Consolidated Subsidiaries made or obligated to be made during such period.

            "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period and (b) to the extent deducted in determining Consolidated Net Income for such period, interest expense, income tax expense, depreciation expense, amortization expense plus Noncash Charges.

            "Consolidated EBITDAR" means, for any period, the sum of (i) Consolidated Net Income for such period and (ii) to the extent deducted in determining Consolidated Net Income for such period, interest expense, rent expense, income tax expense, depreciation expense, amortization expense plus Noncash Charges.

            "Consolidated Fixed Charges" means, for any period, the sum of (a) the aggregate amount of principal payments of Indebtedness scheduled to have been made by the Borrower and the Consolidated Subsidiaries during such period, determined on a consolidated basis, (b) to the extent deducted in determining Consolidated Net Income for such period, income taxes, interest expense and rent expense and (c) the aggregate amount expended during such period to purchase, redeem or retire the common stock of the Borrower.

            "Consolidated Funded Debt" means, at any time, (i) all Indebtedness of the Borrower and its Consolidated Subsidiaries for borrowed money having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin and including at all times any Indebtedness under this Agreement), including all payments in respect thereof that are required to be made within one year from the date of any determination of Consolidated Funded Debt, (ii) all Capitalized Rentals of the Borrwer and its Consolidated Subsidiaries and (iii) all guaranties by the Borrower and its Consolidated Subsidiaries of debt of others of the type described in clauses (i) or (ii) of this definition.

            "Consolidated Indebtedness" means, at any time, the consolidated Indebtedness of the Borrower and the Consolidated Subsidiaries as of such time.

            "Consolidated Net Income" means, for any period, the amount of consolidated net income of the Borrower and the Consolidated Subsidiaries for such period (taken as a cumulative whole) provided that there shall be excluded:
(a) any net income (or net loss) of a Consolidated Subsidiary (i) for any period during which it was not a Consolidated Subsidiary or (ii), in case of any such net income, to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary is not at the time permitted by operation of the terms of any Contract or Applicable Law; (b) any net income (or net loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any Consolidated Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions; (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period; (d) any write-up of any asset; (e) any net gains resulting from the extinguishment or defeasance of any Indebtedness; (f) any earnings from discontinued businesses; and (g) any extraordinary gains or losses (excluding from such extroradinary losses any Restructuring Charges).

            "Consolidated Stockholders Equity" means means stockholders equity of the Borrower determined on a consolidated basis as defined by GAAP.

            "Consolidated Subsidiary" at any time means any Subsidiary of the Borrower the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such time.

            "Contingent Reimbursement Obligation" means, with respect to a Letter of Credit or any Steamship Indemnity, at any time, the amount of the contingent obligation of the Borrower, at such time, to reimburse the Issuing Bank for any Drawing that may be made under such Letter of Credit or Steamship Indemnity.

            "Contract" means (a) any agreement (whether bilateral or unilateral or executory or nonexecutory and whether a Person entitled to rights thereunder is so entitled directly or as a third party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

            "Corporate Guarantors" means at any time the Subsidiaries of the Borrower which have executed the Subsidiary Guaranty or a Subsidiary Guaranty Supplement.

            "Credit Extension" means (a) the making by any Bank of any Loan, (b) the issuance by the Issuing Bank of any Letter of Credit, or the (c) the issuance of any Steamship Indemnity by the Issuing Bank.

            "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(11) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

            "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Depreciation" means depreciation as that term is defined by GAAP but excluding from such definition any Restructuring Charges.

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Domestic Lending Office" means (a) as applied to a Bank, (i)the branch or office of such Bank set forth below such Bank's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Domestic Lending Office", in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Prime Rate Loans and Participations are to be made or maintained and (b) as applied to the Issuing Bank, if such branch or office is different from the Domestic Lending Office of the Bank that is the Issuing Bank, (i) the branch or office of the Issuing Bank set forth below the name of the Bank that is the Issuing Bank under the heading "Issuing Bank Domestic Lending Offices" on Annex A or (i) such other branch or office of such Bank designated by the

Issuing Bank from time to time as the branch or office at which Contingent Reimbursement Obligations and Drawings are to be made or maintained.

            "Domestic Note" means any promissory note in the form of Exhibit
A-1.

            "Drawing" means any amount disbursed by the Issuing Bank under a Letter of Credit or Steamship Indemnity.

            "Eligible Assignee" means (a) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (b) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, or
(c) the central bank of any country that is a member of the OECD.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" mean, with respect to any Person, any other Person, including a Subsidiary or other Affiliate of such first Person, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which such first Person is a member.

            "Eurocurrency Reserve Requirement" means the percentage (expressed as a decimal) of reserves that applicable United States laws would require the Banks to maintian with respect to liabilities incurred on the London Interbank market including, without limitation, reserves required under Regulation D of the Board of Governors of the Federal Reserve System for eurocurrency liabilities without benefit of or credit for pro-ration, exception, or offsets otherwise available from time to time under such regulation.

            "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

            "Eurodollar Lending Office" means (a) as applied to any Bank (i) the branch or office of such Bank set forth below such Bank's name under the heading Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading Eurodollar Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its LIBO Rate Loans and Participations are to be made or maintained and (b) as applied to the Issuing Bank, if such branch or office is different from the Eurodollar Lending Office of the Bank that is the Issuing Bank, (i) the branch or office of the Issuing Bank set forth below the name of the Bank that is the Issuing Bank under the heading "Issuing Bank

Eurodollar Lending Office" on Annex A or (ii) such other branch or office of such Bank designated by the Issuing Bank from time to time as the branch or office at which Contingent Reimbursement Obligations and Drawings are to be made or maintained.

            "Eurodollar Note" means any promissory note in the form of Exhibit A-2.

            "Event of Default" means any of the events specified in Section
8.01.

            "Existing Benefit Plan" means any Benefit Plan listed on Schedule 4.16.

            "Existing Guaranty" means (a) any Guaranty set forth on Schedule 5.02, and (b) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (i) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (ii) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced, (iii) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced at the time of such renewal, extension or replacement and (iv) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

            "Existing Letter of Credit" means, to the extent set forth on
Schedule 5.13, any letter of credit for the account of the Borrower which has not expired, terminated or been fully drawn upon prior to the Closing Date and the final expiration date of which is not later than 60 days after the Closing Date.

            "Existing Letter of Credit Amount" at any time means an amount equal to the amount of the obligation, contingent or otherwise, of the Borrower to reimburse any Person for any disbursement under the Existing Letters of Credit.

            "Exposure" of any Bank means its Loan Exposure and its LC
Exposure.

            "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by The Chase Manhattan Bank from three Federal funds brokers of recognized standing selected by such bank.

            "Foreign Assets" of any Person means assets located outside (including amounts payable by obligors located outside) the United States and Canada, except foreign receivables payable in United States dollars or in currencies which are freely convertible into United States dollars and which are due within twelve months from obligors located in countries which do not restrict the transfer of funds for the payment of such receivables.

            "Generally Accepted Accounting Principles, or "GAAP" means (i) in the case of the Base Financial Statements, generally accepted accounting principles at the time of the issuance of the Base Financial Statements and (ii) in all other cases, the accounting principles followed in the preparation of the Base Financial Statements.

            "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

            "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise) . The word Guarantee when used as a verb has the correlative meaning.

            "Indebtedness" of any Person means (in each case, whether such obligation is with full or limited recourse) (a) any obligation, contingent or otherwise, of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (h) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (i) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (j) any Indebtedness of others Guaranteed by such Person.

            "Indebtedness-Free Subsidiary" means a Subsidiary (a) all of the Capital Securities, other ownership interests and rights to acquire ownership interests of which are owned or controlled by the Borrower, by one or more other Indebtedness-Free Subsidiaries or by the Borrower and one or more other Indebtedness-Free Subsidiaries and (b) that has no

Indebtedness other than the Loans and Indebtedness owing to the Borrower or another Indebtedness-Free Subsidiary.

            "Indemnified Person" means any Person that is, or at any time was, the Agent, the Issuing Bank, a Bank, an Affiliate of any such Person or a shareholder, director, officer, employee, agent, subsidiary of any such Person.

            "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

            "Interest Payment Date" means the last day of January, April, July and October of each year.

            "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a LIBO Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan on the same day in the first, second or third calendar month thereafter, except that (a) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day and (b) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month.

            "Investment" of any Person means (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to, or any contribution to the capital of, any other Person and (c) any other investment in any other Person. An Investment shall be deemed to be "outstanding", except to the extent that it has been paid or otherwise satisfied in cash or the Person making such Investment has received cash in consideration for the sale thereof, notwithstanding the fact that such Investment may otherwise have been forgiven, released, canceled or otherwise nullified.

            "Issuing Bank" means the Bank that, with its consent and the consent of each existing Issuing Bank, if any, is designated as such by the Borrower; provided that the Issuing Bank may execute any of its duties under this Agreement or the other Loan Documents by or through agents. On the Closing Date such Bank is The Chase Manhattan Bank.

            "Landlord Buyouts" means payments to landlords in settlement or satisfaction of the obligation to pay rent on a lease for a store which is being closed.

            "LC Commitment" of any Bank means the amount set forth opposite such Bank's name under the heading "LC Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's LC Commitment assigned to such Bank, in either case, as the same may be reduced from time to time pursuant to Section 1.14 or increased or reduced from time to time pursuant to assignments in accordance with Section 11.09(a).

            "LC Exposure" of a Bank means the sum of (a) the aggregate at such time of the Letter of Credit Amounts of such Bank, (b) the aggregate at such time of the Steamship Indemnity Amounts of such Bank, (c) the Bank's aggregate potential obligations with respect to any Draw made under any Existing Letter of Credit.

            "LC Line Termination Date" means March 26, 1999 or any extension of that date as agreed to by all the Banks at their sole discretion.

            "Lending Office" of any Bank or the Issuing Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

            "Letter of Credit" means a letter of credit issued by the Issuing Bank pursuant to Section 1.07(a).

            "Letter of Credit Amount" of a Participating Bank in a Letter of Credit or Steamship Indemnity in which it has a Participation means, at any time, an amount equal to the product of (a) the sum of (i) the aggregate unpaid principal amount of all Drawings under such Letter of Credit or Steamship Indemnity at such time and (ii) the amount of the Contingent Reimbursement Obligation with respect to such Letter of Credit or Steamship Indemnity at such time multiplied by (b) such Participating Bank's Participating Bank Percentage with respect to such Letter of Credit or Steamship Indemnity.

            "Leverage Ratio" has the meaning ascribed to that term in Section 1.16(a)

            "Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or nonperformance of any act.

            "LIBO Rate" means, for any Interest Period, the rate per annum determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/16 of it) of the rates per annum determined, respectively, by each Reference Bank to be the rate at which such Reference Bank offered or would have offered to place with first-class banks in the London interbank market deposits in Dollars in amounts comparable to the LIBO Rate Loan of such Reference Bank to which such Interest Period applies, for a period equal to such Interest Period, at 11:00 a.m. (London time) on the second Eurodollar Business Day before the first day of such Interest Period. If any Reference Bank is unable or otherwise fails to furnish the Agent with appropriate rate information in a timely manner, the Agent shall determine the LIBO Rate based on the rate information furnished by the remaining Reference Banks.

            "LIBO Rate Loan" mean any Loan the interest on which is, or is to be, as the context my require, computed on the basis of the Adjusted LIBO Rate.

            "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (a) any mortgage, encumbrance, lien, pledge, hypothecation, assignment, deposit arrangement (excluding demand deposit accounts maintained for operational purposes in the ordinary course of business), attachment, levy, preference, priority, charge or other security interest or preferential arrangement of any kind whatsoever thereupon or in respect thereof (including, without limitation, any conditional sale or other title retention agreement, and Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing), or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means any amount advanced by a Bank pursuant to Section 1.01.

            "Loan Commitment" of any Bank means the amount set forth opposite such Bank's name under the heading "Loan Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Loan Commitment assigned to such Bank, in either case, as the same may be reduced from time to time pursuant to Section 1.14 or increased or reduced from time to time pursuant to assignments in accordance with Section 11.09(a).

            "Loan Document Related Claim" means any claim or dispute (whether arising under Applicable Law, including any "environmental" or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Closing Date or before or after the Repayment Date.

            "Loan Documents" means (a) this Agreement, the Notes, the Subsidiary Guaranty, any Subsidiary Guaranty Supplement, the Letters of Credit, the Steamship Indemnities and the Applications and (b) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (i) any agreement, document or instrument referred to in clause (a), (ii) any other agreement, document or instrument referred to in this clause (b) or
(iii) any of the transactions contemplated by any agreement, document or instrument referred to in clause (a) or in this clause (b).

            "Loan Exposure" of a Bank means, at any time, an amount equal to the sum of the aggregate unpaid principal amount at such time of the Loans of such Bank.

            "London Interbank Offered Rate" means, for any Interest Period, the interest rate (expressed as a decimal) for deposits in U.S. dollars for such Interest Period, which rate appears on the Telerate Page 3750 as of 11:00a.m., London time, on the date that is two business days prior to the first business day of such Interest Period.

            "Majority Banks" means, at any time, Banks having more than 50% of the Exposures outstanding or, if there are no Exposures outstanding, more than 50% of the aggregate amount of the Commitments.

            "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

            "Material Jurisdiction" means each of those jurisdictions in which the Borrower and each Corporate Guarantor have the greatest amount of revenues and which together comprise 85% of the total revenues of the Borrower and each such Corporate Guarantor.

            "Materially Adverse Effect" means, (a) with respect to any Person, any materially adverse effect on such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons "taken as a whole,, any materially adverse effect on such Persons, business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with Generally Accepted Accounting Principles and (c) with respect to any Loan Document, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of the Borrower.

            "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

            "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors, qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

            "Multiemployer Benefit Plan" mean any Benefit Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Non-cash Charges" of any Person means reserves taken in accordance with GAAP under (i) FASB 121, and (ii) in connection with the closing of stores by such Person.

            "Nonparticipating Bank" means a Bank designated by the Issuing Bank as a Bank with respect to which a Bank Nonparticipation has occurred. The designation of a Bank by the Issuing Bank as a "Nonparticipating Bank, shall not affect the status of such Bank as a Participating Bank in respect of Letters of Credit issued prior to such designation.

            "Note" means any Domestic Note or Eurodollar Note.

            "Notice of Assignment" means any notice to the Borrower and the Agent with respect to an assignment pursuant to Section 11.09(a).

            "Participating Bank" means a Bank that is not a Nonparticipating
Bank.

            "Participating Bank Percentage" means, as applied to a Participating Bank with respect to a Letter of Credit, the percentage obtained by dividing such Participating Bank's Commitment at the time of the issuance of such Letter of Credit by the sum of the Commitments at such time of all of the Banks that are Participating Banks with respect to such Letter of Credit.

            "Participation" in a Letter of Credit means, in the case of a Participating Bank that is not the Issuing Bank, the participation interest in such Letter of Credit acquired by such Participating Bank pursuant to Section 1.08(b) and, in the case of a Participating Bank that is the Issuing Bank, the Issuing Bank's retained interest in such Letter of Credit.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Guaranty" means any Guaranty that is (i) an endorsement of a check for collection in the ordinary course of business, (ii) any Guaranty of any liability of any Wholly Owned Subsidiary other than a Guaranty of Indebtedness of such Subsidiary, (iii) a Guaranty of and only of the obligations of the Borrower under the Loan Documents, (iv) Existing Guaranties, or (v) Letters of Credit.

            "Permitted Indebtedness" means (i) the Indebtedness under this Agreement, (ii) Permitted Guaranties, (iii) Indebtedness related to settlement exposure arising in the ordinary course of business, (iv) the Existing Letters of Credit, (v) Indebtedness of any Subsidiary to the Borrower, (vi) Indebtedness owed to Harrison Investment Corp., (vii) Subordinated Indebtedness, and (vi) trade account payables in the ordinary course of business in connection with the leasing, operating or maintaining of the leased property and assets or relating to inventory.

            "Permitted Lien" means (i) Liens securing Indebtedness owed to the Banks with respect to the obligations due under the Loan Documents, (ii) Liens for taxes not yet due and payable or being contested in good faith an by appropriate proceedings diligently conducted and for which adequate reserves as required by GAAP consistently applied have been established and maintained,
(iii) deposits, Liens or pledges to secure payments of workers' compensation or unemployment insurance, (iv) Liens arising by operation of law in favor of carriers, warehousemen and landlords incurred in the ordinary course of business for sums not yet due and payable, (v) Liens on leasehold improvements incidental to the lease of premises on which such improvements have been made, and (vi) Liens on property acquired or held in the ordinary course of business securing the purchase price of such property, provided that the amount secured by such Liens does not exceed the total amount of the purchase price of the property.

            "Permitted Repo" means any obligation to repurchase securities that arises out of or in connection with the sale of the same or substantially similar securities; provided that (i) the securities to be repurchased shall be issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than three years from the date of their respective sale by the Borrower and
(ii) the obligation to repurchase any such securities shall mature within two weeks of the sale of such securities.

            "Permitted Restrictive Covenant" means (i) any covenant or restriction contained in any Loan Document, (ii) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Borrower if the same is not created in contemplation thereof, (iii) any covenant or restriction of the type contained in Section 5.03 that is contained in any Contract evidencing or providing for the creation of or concerning Purchase Money Indebtedness so long as such covenant or restriction is limited to the property purchased therewith, (iv) any covenant or restriction described in
Schedule 4.18, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the Contract in which such covenant or restriction is contained, or (v) any covenant or restriction that
(x) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (ii) , (iii) , (iv) or (v) , (y) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (z) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

            "Perpetual Convertible Preferred Stock" means any perpetual, convertible preferred stock of the Borrower issued on or about April 5, 1996 in the amount of $20,000,000.

            "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate" any trade or business.

            "Post-Default Rate" means the rate otherwise applicable under
Section 1.13(a) plus 2.0%.

            "Prime Rate" means the prime commercial lending rate set by the Agent as its "prime rate", as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the Closing Date of any change in such prime commercial lending rate. The Prime Rate is not necessarily the Agent's lowest rate of interest or the rate of interest that it charges to any class or group of borrowers.

            "Prime Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Prime Rate.

            "Prime Rate Margin" means the amount determined as such pursuant to
Section 1.16(a).

            "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

            "Purchase Money Indebtedness" means (i) Indebtedness of the Borrower that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (x) neither the Borrower nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (y) such Indebtedness is incurred within 30 days after such purchase, or
(ii) Indebtedness that (x) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (i) or (ii) and (y) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

            "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Closing Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

            "Rentals" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but is exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

            "Repayment Date" means the latest of (i) the termination of the Commitments (whether as a result of the occurrence of the Termination Date, reduction to zero pursuant to Section 1.14 or termination pursuant to Section 8.02), (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder, (iii) the expiration of all the Letters of Credit and also of all Steamship Indemnities.

            "Reportable Event" means, with respect to any Benefit Plan of any Person, (i) the occurrence of any of the events set forth in ERISA Sections 4043(c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) or the regulations thereunder with respect to such Benefit Plan, (ii) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Code Section 401 (a) (29) or (iii) any failure to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

            "Representation and Warranty" means any representation or warranty made pursuant to or under (i) Section 2.02, Article 3 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

            "Required Banks" means, at any time, Banks having more than 66 2/3% of the Exposures outstanding or, if there are no Exposures outstanding, more than 66 2/3% of the aggregate amount of the Commitments; provided, that in the event that there are 2 Banks, then the Required Banks shall be both of the Banks.

            "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against "Eurocurrency liabilities", as that term is used in Regulation
D. The Adjusted LIBO Rate shall be adjusted automatically on and as of the Closing Date of any change in the Reserve Requirement.

            "Restricted Investment" means all investments in or loans, advances or extensions of credit to any Person by the Borrower or its Subsidiaries except the following: (i) investments, loans and advances by the Borrower and its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect thereto, will become a Subsidiary; (ii) investments in property to be used in the ordinary course of business of the Borrower and its Subsidiaries; (iii) investment in direct obligations of, or obligations guaranteed by, the United States of America or an agency thereof, maturing within three years from the date of acquisition thereof; (iv) (x) investments in municipal securities, maturing within three years from the date of acquisition thereof, which are rated in one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing, and (y) investments in debt securities of corporations which are headquartered in the United States, the senior debt securities of which are rated at or above A- by Standard & Poor' a Corporation or at A3 or above by Moody's Investors Services, Inc. (or another nationally recognized credit rating agency of similar standing if neither of such two named agencies shall rate such securities); (v) investments in certificates of deposit, eurodollar time deposits or banker's acceptances maturing within one year from the date of origin, issued by, and bank accounts with, commercial banks organized under the laws of the United States or any state thereof or Canada or any province thereof, and having capital, surplus and undivided profits aggregating at least $100,000,000; (vi) investments in commercial paper maturing within

270 days or less from the date of issuance and rated in one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing; (vii) investments in any investment company having (at the-time of investment) assets of not less than $500,000,000 and a substantial portion of the assets of which are limited to investments of a character which would be permitted to be made by the Borrower pursuant to the provisions of paragraphs
(iii), (iv), (v) and (vi) of this definition and which shares under GAAP are classified as current assets; (viii) investments in certain issues of preferred stock known by various terms such as "dutch-auction preferred", "capital-market preferred", or emarketed preferred", and "variable rate preferred", or similar terms which, at the time of acquisition by the Borrower or any Subsidiary is rated in one of the top two rating classifications by Standard & Poor's Corporation or Moody's Investors Services, Inc.; (i) other investments existing as of May 16, 1991, provided that any such investments which are not described in the foregoing paragraphs of this definition are disclosed to the Agent in writing on or prior to the Closing Date; (ix) Loans to employees of the Borrower or its Subsidiaries, provided that the aggregate outstanding principal amount of such loans shall at no time exceed $1,500,000, and (x) Permitted Repos.

            "Restructuring Charges" means Cash Charges plus Non-cash Charges.

            "Subordinated Indebtedness" means any Indebtedness of the payment of which is subordinated to payment of the obligations owed to the Banks to the written satisfaction of the Banks.

            "Steamship Indemnity" means an indemnity by the Issuing Bank to indemnify or otherwise reimburse an air carrier or steamship agent against liability or loss for releasing goods in the absense of the delivery of bills of lading or other documents of title.

            "Subsidiary" means, with respect to any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

            "Subsidiary Guaranty" means the guaranty of the obligations of the Borrower executed by the Subsidiaries of the Borrower on or before the Closing Date.

            "Subsidiary Guaranty Supplement" means a supplement of the Subsidiary Guaranty satisfactory in form and substance to the Agent whereby a Person which becomes a Subsidiary of the Borrower undertakes the obligations of the guarantors under the Subsidiary Guaranty.

            "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

            "Termination Date" means March 26, 2001.

            "Termination Events" means, with respect to any Benefit Plan, (i) any Reportable Event with respect to such Benefit Plan, (ii) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under - ERISA Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

            "Third Party Letter of Credit" has the meaning assigned in Section
5.13 hereof.

            "Type" means, with respect to Loan , any of the following, each of which shall be deemed to be a different "Type" of Loan: Prime Rate Loans, LIBO Rate Loans having a one-month Interest Period, LIBO Rate Loans having a two-month Interest Period and LIBO Rate Loans having a three-month Interest Period. Any LIBO Rate Loan having an Interest Period with a duration that differs from the duration specified for a Type of LIBO Rate Loan listed above solely as a result of the operation of clauses (a) and (b) of the definition of 'Interest Periods shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

            "Unfunded Benefit Liabilities" means, with respect to any Benefit Plan at any time, the amount of unfunded benefit liabilities of such Benefit Plan at such time as determined under ERISA Section 4001 (a) (18).

            "Uniform Customs" means, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

            "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which (except directors, qualifying shares) are, directly or indirectly, owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or. by such Person and one or more of such Subsidiaries; unless otherwise specified, "Wholly Owned Subsidiary" means a Wholly Owned Subsidiary of the Borrower.

      12.02 Other Interpretive Provisions.

            (a) Successors and Assigns; Amendments.

            Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or my be amended, supplemented, waived or otherwise modified from time to time.

            (b) "Herein" etc.

            When used in this Agreement, the words "herein", "whereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

            (c) Masculine vs. Feminine.

            Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

            (d) Inclusion.

            Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

            (e) Authorization.

            Each authorization in favor of the Agent, the Banks or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

      12.03 Accounting Matters.

            Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 7.01(b), reporting on the Borrower's financial statements.

      12.04 Representations and Warranties.

            All Representations and Warranties shall be deemed made (i) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Closing Date, (ii) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (iii) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

      12.05 Captions.

            Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

      12.06 Interpretation of Related Documents.

            Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 12.



                          [SIGNATURES ARE ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Closing Date.

                                    LECHTERS, INC.


                                    By:
                                        ----------------------------------------
                                        John W. Smolak
                                        Senior Vice President &
                                        Chief Financial Officer


                                    THE CHASE MANHATTAN BANK,
                                    as Agent, Issuing Bank and as a Bank


                                    By:
                                        ----------------------------------------
                                        Catherine Brody
                                        Vice President


                                    FLEET BANK, NATIONAL ASSOCIATION
                                    as Bank


                                    By:
                                        ----------------------------------------
                                        Craig W. Trautwein
                                        Vice President


                                    CORESTATES BANK, N.A.
                                    as Bank


                                    By:
                                        ----------------------------------------
                                        John A. Ginter
                                        Assistant Vice President

                                  Schedule 1.02

                               NOTICE OF BORROWING

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, NJ 07657

Date: [insert]

Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "Credit Agreement"). The undersigned hereby gives notice pursuant to Section 1.02 of the Credit Agreement of its request to have the following Loans made to it on [insert requested date of borrowing]:

                            Type of Loan(1)                    Amount
                            ---------------                    ------
                 -----------------------------------        -------------

                 -----------------------------------        -------------

                 -----------------------------------        -------------

[Please disburse the proceeds of the Loans by [insert requested method of disbursement].](2)

The undersigned represents and warrants that (a) the borrowing requested hereby complies with the requirements of Section 1.02 of the Credit Agreement and (b) each Representation and Warranty is true and correct at and as of the date hereof and will be true and correct at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds thereof, and (c) no Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof, and no Default will have occurred and be continuing at the time the Loans are to be made or would result from the making of the Loans or from the application of the proceeds thereof.

                                    LECHTERS, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:


----------

(1) Be sure to specify the duration of the Interest Period in the case of Eurodollar Rate Loans (e.g., one-month Eurodollar Rate).

(2) Include and complete this sentence if the proceeds of the requested Loans are to be disbursed in a manner other than by credit to an account of the Borrower at the Agent's Office.

                              Schedule 1.03(c)(iv)

                      NOTICE OF CONVERSION OR CONTINUATION

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, NJ 07657


Date: [insert]

Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "Credit Agreement"). The undersigned hereby gives notice pursuant to Section 1.03(c)(iv) of the Credit Agreement of its desire to convert or continue the Loans specified below into or as Loans of the Types and in the amounts specified below on [insert date of conversion or continuation]:

                                                           Converted
      Loans to be Converted or Continued              or Continued Loans
      ----------------------------------              ------------------

                    Last Day of
      Type            Current                             Type
    of Loan(1)    Interest Period         Amount        of Loan(1)      Amount
    ----------    ---------------         ------        ----------      ------
--------------   -------------------   -------------  --------------  ----------

--------------   -------------------   -------------  --------------  ----------

--------------   -------------------   -------------  --------------  ----------

The undersigned represents and warrants that conversions and continuations requested hereby comply with the requirements of Section 1.03(c) of the Credit Agreement.

                                    LECHTERS, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

----------
(1) Be sure to specify the duration of the Interest Period in the case of Eurodollar Rate Loans (e.g., one-month Eurodollar Rate).

                               Schedule 1.05(a)

                             NOTICE OF PREPAYMENT

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, NJ 07657

Date: [insert]

Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "Credit Agreement"). The undersigned hereby gives notice pursuant to Section 1.05(a) of the Credit Agreement that it will prepay the Loans specified below on [insert date of prepayment]:

                                    Last Day of
            Type                      Current
          of Loan(1)               Interest Period                Amount
          ----------               ---------------                ------
---------------------------  ---------------------------  ----------------------

---------------------------  ---------------------------  ----------------------

---------------------------  ---------------------------  ----------------------

The undersigned represents and warrants that the prepayment requested hereby complies with the requirements of Section 1.05(a) of the Credit Agreement.

                                    LECHTERS, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

----------
(1) Be sure to specify the duration of the Interest Period in the case of Eurodollar Rate Loans (e.g., one-month Eurodollar Rate).

                                  Schedule 1.08

                          REQUEST FOR LETTER OF CREDIT

The Chase Manhattan Bank
East 36 Midland Avenue
Paramus, NJ 07657

Date: [insert]

Gentlemen:

Reference is made to the Credit Agreement, dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent (the "Credit Agreement").

            The Borrower requests you to issue and transmit

                ___ by teletransmission       ___ by mail

an irrevocable letter of credit (the "Credit") in favor of the Beneficiary shown below as follows:

Please Type or Print
================================================================================
Beneficiary                         Letter of
                                    Credit No.                     Date
                                    --------------------------------------------

                                    Currency
                                    Amount
                                    --------------------------------------------

                                    Expiry
                                    Date
                                    --------------------------------------------

================================================================================

Available, at your counters, by draft (s) at sight to be drawn on you (or on a correspondent selected by you if the Credit is in a currency other than Dollars), when accompanied by the following documents:

       ___ Beneficiary's statement signed or purporting to be signed by or on behalf of Beneficiary reading (please state below the exact wording to appear on the statement to be presented with the draft):

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

___    Other documents:_________________________________________________________

___    Additional instructions, if any:_________________________________________

The Borrower represents and warrants that (a) the Letter of Credit requested hereby complies with the requirements of the Credit Agreement and (b) (except to the extent set forth on Annex A hereto]1 (i) each Loan Document Representation and Warranty is true and correct at and as of the date hereof and (except to the extent the undersigned gives notice to the Issuing Bank and the Agent to the contrary prior to 5:00 p.m. (New York time) on the Business Day before the requested date for the issuance of the Letter of Credit) will be true and correct at and as of the time of such issuance, in each case both with and without giving effect to such issuance, and (ii) no Default has occurred and is continuing as of the date hereof or would result from the issuance of the Letter of Credit if the Letter of Credit was issued on the date hereof, and (except to the extent the undersigned gives notice to the Issuing Bank and the Agent to the contrary prior to 5:00 p.m. (New York time) on the Business Day before the requested date for the issuance of the Letter of Credit) no Default will have occurred and be continuing at the time the Letter of Credit is issued or would result from its issuance.

                                    LECHTERS, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                               Schedule 2.01(b)(i)

                                 LECHTERS, INC.

                       CERTIFICATE AS TO RESOLUTIONS, ETC.

I, ____________, [Assistant] Secretary of Lechters, Inc., a New Jersey corporation (the "Borrower"), hereby certify, pursuant to Section 2.01(b)(i) of the Credit Agreement (the "Credit Agreement") dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent, that:

1. The below named persons have been duly elected (or appointed) and have duly qualified as, and on this day are, officers of the Borrower holding their respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures:

                Name                   Office                Signature

[Insert names and offices                             _________________________

of persons authorized to sign the                     _________________________

Loan Documents]                                       _________________________

2. Attached as Annex A is a true and correct copy of resolutions duly adopted by [unanimous written consent of] the Board of Directors of the Borrower. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

3. The Credit Agreement and the related Notes in each case as executed and delivered on behalf of the Borrower, are in the forms thereof approved by [unanimous written consent of] the Board of Directors of the Borrower.

      4. Attached as Annex B is a true and correct copy of the Certificate of Incorporation of the Borrower as on file with the Secretary of State of New Jersey on the date hereof

      5. Attached as Annex C is a true and correct copy of the By-laws of the Borrower as in effect on _______________________, 19__(1) and at all subsequent times to and including the date hereof.

      IN WITNESS WHEREOF, I have signed this certificate this _______ day of March, 1998.


                                          --------------------------------------
                                          [Assistant] Secretary

I, _______________. [title] of the Borrower, hereby certify that [name of the above [Assistant] Secretary] has been duly elected or appointed and has been duly qualified as, and on this day is, [Assistant] Secretary of the Borrower, and the signature in paragraph 1 above is his genuine signature.

IN WITNESS WHEREOF, I have signed this certificate this _________ day of March, 1998.



                                          --------------------------------------
                                          [Title]

                                   2.01(b)(ii)

                              [Corporate Guarantor]

                       CERTIFICATE AS TO RESOLUTIONS, ETC.

I, ____________, [Assistant] Secretary of Lechters, Inc., a New Jersey corporation (the "Corporate Guarantor"), hereby certify, pursuant to Section 2.01(b)(ii) of the Credit Agreement (the "Credit Agreement") dated as of March 26, 1998 among Lechters, Inc., the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent, that:

1. The below named persons have been duly elected (or appointed) and have duly qualified as, and on this day are, officers of the Corporate Guarantor holding their respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures:

                Name                   Office                Signature
                ----                   ------                ---------

[Insert names and offices                             _________________________

of persons authorized to sign the                     _________________________

Loan Documents]                                       _________________________

2. Attached as Annex A is a true and correct copy of resolutions duly adopted by [unanimous written consent of] the Board of Directors of the Corporate Guarantor. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

3. The Subsidiary Guaranty as executed and delivered on behalf of the Corporate Guarantor, are in the forms thereof approved by [unanimous written consent of] the Board of Directors of the Corporate Guarantor.

      4. Attached as Annex B is a true and correct copy of the Certificate of Incorporation of the Corporate Guarantor as on file with the Secretary of State of [ ] on the date hereof

      5. Attached as Annex C is a true and correct copy of the By-laws of the Corporate Guarantor as in effect on _______________________, 19__(1) and at all subsequent times to and including the date hereof.

      IN WITNESS WHEREOF, I have signed this certificate this _______ day of March, 1998.


                                          --------------------------------------
                                          [Assistant] Secretary

I, _______________. [title] of the Corporate Guarantor, hereby certify that [name of the above [Assistant] Secretary] has been duly elected or appointed and has been duly qualified as, and on this day is, [Assistant] Secretary of the Corporate Guarantor, and the signature in paragraph 1 above is his genuine signature.

IN WITNESS WHEREOF, I have signed this certificate this _________ day of March, 1998.



                                          --------------------------------------
                                          [Title]

                               Schedule 2.01(b)(v)

                      Form of Opinion of Borrower's Counsel



                                   [attached]

                                  Schedule 3.02

                                  Subsidiaries

Lechters,, Inc. owns 100% of the common stock of its subsidiaries.

NAME OF SUBSIDIARY                       STATE OF INCORPORATION
------------------                       ----------------------
Lechters Alabama, Inc.                   Alabama
Lechters Arizona, Inc.                   Arizona
Lechters Arkansas, Inc.                  Arkansas
Lechters California, Inc.                California
Lechters Colorado, Inc.                  Colorado
Lechters Connecticut, Inc.               Connecticut
Lechters Delaware, Inc.                  Delaware
Lechters Florida, Inc.                   Florida
Lechters Georgia, Inc.                   Georgia
Lechters Hawaii, Inc.                    Hawaii
Lechters Idaho, Inc.                     Idaho
Lechters Illinois, Inc.                  Illinois
Lechters Indiana, Inc.                   Indiana
Lechters Iowa, Inc.                      Iowa
Lechters Kansas, Inc.                    Kansas
Lechters Kentucky, Inc.                  Kentucky
Lechters Louisiana, Inc.                 Louisiana
Lechters Maine, Inc.                     Maine
Lechters Baltimore, Inc.                 Maryland
Lechters Holyoke, Inc.                   Massachusetts
Lechters Michigan, Inc.                  Michigan
Lechters Minnesota, Inc.                 Minnesota
Lechters Mississippi, Inc.               Mississippi
Lechters Missouri, Inc.                  Missouri
Lechters Nebraska, Inc.                  Nebraska
Lechters Nevada, Inc.                    Nevada
Lechters New Hampshire, Inc.             New Hampshire
Lechters New Jersey, Inc.                New Jersey
Lechters New Mexico, Inc.                New Mexico
Lechters New York, Inc.                  New York
Lechters N.Y.C., Inc.                    New York
Lechters North Carolina, Inc.            North Carolina
Lechters Ohio, Inc.                      Ohio
Lechters Oklahoma, Inc.                  Oklahoma
Lechters Oregon, Inc.                    Oregon
Lechters Pennsylvania, Inc.              Pennsylvania
Lechters Rhode Island, Inc.              Rhode Island
Lechters South Carolina, Inc.            South Carolina
Lechters Tennessee, Inc.                 Tennessee

NAME OF SUBSIDIARY                       STATE OF INCORPORATION
------------------                       ----------------------
Lechters Texas, Inc.                     Texas
Lechters Utah, Inc.                      Utah
Lechters Vermont, Inc.                   Vermont
Lechters Springfield, Inc.               Virginia
Lechters Washington, Inc.                Washington
Lechters West Virginia, Inc.             West Virginia
Lechters Wisconsin, Inc.                 Wisconsin
Cooks Club, Inc.                         New Jersey
Regent Gallery, Inc.                     New Jersey
Simple Solutions of NJ, Inc.             New Jersey
Harrison Investment, Inc.                Delaware

                                  Schedule 3.03

                                Required Consents

None.

                                  Schedule 3.06

                               Material Litigation

None.

                                  Schedule 4.09

                         Subsidiary Guaranty Supplement


                                 [form attached]

                                  Schedule 5.02

                               Existing Guaranties

Lechters, Inc. is the guarantor of the approximately 640 leases entered into by its Subsidiaries in the ordinary course of business.

                                  Schedule 5.03

                                 Existing Liens

None, except for liens statutorily imposed by state law in various states on the property of tenants in favor of the landlord.

                                  Schedule 5.08

                             Existing Benefit Plans

Group Insurance Plan (major medical, prescription drug, life insurance, dental care, accidental death and dismemberment, long term disability and vision)

401(K) Savings Plan

Various Bonus Plans

Stock Option Plan

Severance Plan (proposed)

Employee Stock Purchase Plan

See Attached for Additional Compensation Plans

                                  Schedule 5.13

                           Existing Letters of Credit


                                   [attached]

                                Schedule 7.01(c)

                                 LECHTERS, INC.

               CERTIFICATE AS TO FINANCIAL STATEMENTS AND DEFAULTS

I, ______________, [President, Chief Financial Officer] of Lechters, Inc., a New Jersey corporation (the "Borrower"), hereby certify, pursuant to Section 7.01(c) of the Credit Agreement dated as of March 26, 1998 among the Borrower, the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent, that:

1. (a) The accompanying [unaudited](1) I consolidated and consolidating financial statements of the Borrower and the Consolidated Subsidiaries as at __________ and for the [fiscal year] [quarterly accounting period](2) ending
__________, 19__, are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom described below that have been approved in writing by Messrs. Deloitte & Touche, the Borrower's current independent certified public accountants), the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at the end of such [fiscal year] [quarterly period](2) , and the consolidated and consolidating results of operations and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of [fiscal year] [such quarterly period](2), in each case on the basis presented [and subject only to normal year-end auditing adjustments](1).

(b) Except as disclosed or reflected in such financial statements, as at _________, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

2. (a) The changes in and departures from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by Messrs. Deloitte & Touche.

[[(b) Attached as Annex A are [unaudited](1) consolidated and consolidating financial statements of the Borrower and the Consolidated Subsidiaries as at ___________ and for the [fiscal year] [quarterly accounting period](2) ending
______________, 19_, which have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to

----------

(1) Include only in the case of a certificate to be delivered with respect to quarterly financial statements.

(2) Include first alternative in the case of a certificate to be delivered with respect to year-end financial statements; include second alternative in the case of a certificate to be delivered with respect to quarterly financial statements.

the changes referred to in Paragraph 2 (a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles, the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at the end of such [fiscal year] [quarterly period](2), and the consolidated and consolidating results of operations and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ending with the last day of such [fiscal year] [quarterly period](2), in each case on the basis presented (and subject only to normal year-end auditing adjustments](1).](3)

3. There follow the calculations required to establish whether or not the Borrower was in compliance with the following Sections of the Agreement:(4)

                        (a) Section 6.01.

                        (b) Section 6.02.

                        (c) Section 6.03.

                        (d) Section 6.04.

                        (e) Section 6.05.

4. Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 4, except the following:

       [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, and the steps being taken by the Borrower or a Subsidiary with respect thereto.)

5. Each Representation and Warranty contained in the Credit Agreement is true and correct in all material respects.

Dated:


                                        ----------------------------------------
                                          [President, Chief
                                          Financial Officer]

----------

(3) Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Pinciples are specified in Paragraph 2(a) of this or any provious Certificate.

(4) The calculations should be made in the same manner and with the same degree of detail as the calculations set forth in the certificate delivered by the Borrower pursuant to Section 2.01(a)(vii).

                                                                       EXHIBIT A

                                 LECHTERS, INC.
                                      NOTE

                                                                  March 26, 1998

FOR VALUE RECEIVED, LECHTERS, INC. (the "Borrower") hereby promises to pay to the order of _____________ (the "Bank") the principal amount of ___________ Dollars ($____________), or, if less, the principal amount of the Loans of the Bank outstanding, on the dates and in the amounts specified in the Credit Agreement referred to below, and to pay interest on such principal amount on the dates and at the rates specified in Section 1.03 of such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 1.18 of such Credit Agreement.

In accordance with Section 1.17 of the Credit Agreement, each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan of the Bank and each payment, prepayment or conversion with respect thereto.

Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

This Note evidences Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of March 26, 1998, among the Borrower, the Banks listed on the signature pages thereof and The Chase Manhattan Bank, as Agent, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof.

This Note shall be construed in accordance with and governed by the law of the State of New York (without giving effect to its choice of law principles) .

                                    LECHTERS, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      GRID

                                      NOTE

--------------------------------------------------------------------------------

                             Amount Paid,       Unpaid Principal    Notation
    Date      Amount     Prepaid or Converted   Prepaid of Note      Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                         ANNEX A

Banks, Lending Offices
 and Notice Addresses                     Loan Commitment   LC Commitment
----------------------                    ---------------   -------------
THE CHASE MANHATTAN BANK                  $7,500,000        $7,500,000

Domestic Lending Office:

[to come]

Eurodollar Lending Office:

[to come]

Notice Address:

[to come]

Funding Requests:

[to come]

Other Notices:

[to come]


Banks, Lending Offices
 and Notice Addresses                     Loan Commitment   LC Commitment
----------------------                    ---------------   -------------
CORESTATES BANK, N. A.                    $6,250,000        $6,250,000

Domestic Lending Office:

[to come]

Eurodollar Lending Office:

[to come]

Notice Address:

[to come]

Funding Requests:

[to come]

Other Notices:

[to come]


Issuing Bank, Lending Offices
 and Notice Addresses                     Loan Commitment   LC Commitment
---------------------                     ---------------   -------------
FLEET BANK, N.A.                          $6,250,000        $6,250,000

Domestic Lending Office:

[to come]

Eurodollar Lending Office:

[to come]

Notice Address:

                                TABLE OF CONTENTS

Article 1. ..................................................................1

  1.01  Commitment to Lend...................................................1

  1.02  Manner of Borrowing..................................................1

  1.03  Interest.............................................................3

  1.04  Repayment............................................................4

  1.05  Prepayments..........................................................4

  1.06  Limitation on Types of Loans.........................................5

  1.07  Commitment to Issue Letters of Credit and Steamship Indemnities......5

  1.08  Issuance of Letters of Credit and Steamship Indemnities..............6

  1.09  Obligation of Borrower to Reimburse Issuing Bank for Drawings........7

  1.10  Obligations of Participating Banks to Fund Participations............8

  1.11  Limited Liability of the Issuing and Participating Banks............10

  1.12  Provisions Not Exclusive............................................11

  1.13  Certain Provisions as to Interest...................................11

  1.14  Reduction of Commitments............................................11

  1.15  Fees................................................................12

  1.16  Determination and Computation of Interest and Fees..................12

  1.17  Evidence of Indebtedness............................................13

  1.18  Payments by the Borrower............................................14

  1.19  Distribution of Payments by the Agent...............................15

  1.20  Taxes...............................................................15

  1.21  Pro Rata Treatment..................................................17

Article 2. .................................................................17

  2.01  Conditions to Effectiveness of this Agreement.......................17

  2.02  Conditions to Each Credit Extension.................................19

Article 3. .................................................................20

  3.01  Organization; Power; Qualification..................................20

  3.02  Subsidiaries........................................................20

  3.03  Authorization; Enforceability; Required Consents; Absence of
          Conflicts.........................................................20

  3.04  Compliance..........................................................22

  3.05  Taxes...............................................................22

  3.06  Litigation..........................................................22

  3.07  Burdensome Provisions...............................................22

  3.08  Liens...............................................................22

  3.09  Indebtedness........................................................22

  3.10  Letters of Credit...................................................22

  3.11  Financial Statements................................................23

  3.12  No Adverse Change or Event..........................................23

  3.13  Investment Company Act..............................................23

  3.14  Substance Release and Disposal......................................23

  3.15  Pari Passu Status...................................................24

  3.16  Reprogramming of Computer Systems...................................24

Article 4. .................................................................24

  4.01  Preservation of Existence...........................................24

  4.02  Preservation of Rights and Properties...............................24

  4.03  Business Activities.................................................24

  4.04  Payment of Taxes and Liabilities....................................25

  4.05  Compliance with Applicable Laws and Contracts.......................25

  4.06  Preservation of Loan Document Enforceability........................25

  4.07  Insurance...........................................................25

  4.08  Use of Proceeds.....................................................25

  4.09  Future Subsidiaries.................................................25

Article 5. .................................................................26

  5.01  Other Indebtedness..................................................26

  5.02  Guaranties..........................................................26

  5.03  Liens...............................................................26

  5.04  Dividends, Stock Purchases..........................................26

  5.05  Merger or Consolidation.............................................26

  5.06  Disposition of Assets...............................................27

  5.07  Taxes of Other Persons..............................................27

  5.08  Benefit Plans.......................................................27

  5.09  Transactions with Affiliates........................................27

  5.10  Limitation on Restrictive Covenants.................................27

  5.11  Prepayment of Indebtedness..........................................27

  5.12  Restructuring Charges...............................................28

  5.13  Other Letters of Credit.............................................28

Article 6. .................................................................28

  6.01  Ratio of Indebtedness to Capitalization.............................28

  6.02  Fixed Charge Ratio..................................................28

  6.03  Leverage Ratio......................................................29

  6.04  Capital Expenditures................................................29

  6.05  Net Income..........................................................29

Article 7. .................................................................29

  7.01  Information to Be Furnished.........................................29

  7.02  Information.........................................................31

  7.03  Additional Covenants Relating to Disclosure.........................31

  7.04  Authorization of Third Parties to Deliver Information and Discuss
          Affairs...........................................................32

Article 8. .................................................................32

  8.01  Events of Default...................................................32

  8.02  Remedies upon Event of Default......................................35

  8.03  Expenses............................................................36

Article 9. .................................................................36

  9.01  Mandatory Suspension and Conversion of LIBO Rate Loans..............36

  9.02  Regulatory Changes..................................................37

  9.03  Risk-Based Capital Requirements.....................................38

  9.04  Funding Losses......................................................38

  9.05  Certain Determinations..............................................39

  9.06  Change of Lending Office............................................39

Article 10. ................................................................39

  10.01 Appointment and Powers..............................................40

  10.02 Limitation on Agent's Liability.....................................40

  10.03 Defaults............................................................40

  10.04 Rights as a Bank....................................................41

  10.05 Indemnification.....................................................41

  10.06 Non-Reliance on Agent. Issuing Bank and Other Banks.................41

  10.07 Resignation of the Agent............................................42

Article 11. ................................................................42

  11.01 Notices and Deliveries..............................................42

  11.02 Expenses; Indemnification...........................................44

  11.03 Amounts Payable Due upon Request for Payment........................45

  11.04 Rights Cumulative...................................................45

  11.05 Disclosures.........................................................45

  11.06 Amendments; Waivers.................................................45

  11.07 Set-Off: Suspension of Payment and Performance......................46

  11.08 Sharing of Recoveries...............................................46

  11.09 Assignments and Participations......................................47

  11.10 Governing Law.......................................................48

  11.11 Judicial Proceedings: Waiver of Jury Trial..........................48

  11.12 LIMITATION OF LIABILITY.............................................49

  11.13 Severability of Provisions..........................................49

  11.14 Counterparts........................................................49

  11.15 Survival of Obligations.............................................49

  11.16 Entire Agreement....................................................49

  11.17 Successors and Assigns..............................................49

  11.18 Cash Collateral.....................................................49

  11.19 Consent to Guaranties...............................................50

Article 12. ................................................................50

  12.01 Defined Terms.......................................................50

  12.02 Other Interpretive Provisions.......................................67

  12.03 Accounting Matters..................................................68

  12.04 Representations and Warranties......................................68

  12.05 Captions............................................................69

  12.06 Interpretation of Related Documents.................................69

                                CREDIT AGREEMENT

                                   Dated as of

                                 March 26, 1998

                                     Between

                                 Lechters, Inc.

                                       and

                            The Chase Manhattan Bank,

                        Fleet Bank, National Association,

                                       and

                              CoreStates Bank, N.A.

                         [Letterhead of LeBoeuf, Lamb]


                                                     March 26, 1998


To the Agent and each Bank
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

      We have acted as special counsel to Lechters, Inc., a New Jersey corporation (the "Borrower") and each of its subsidiaries listed on Schedule A to this opinion (each a "Subsidiary, collectively, the "Subsidiaries," and together with the Borrower, the "Companies,") in connection with that certain Credit Agreement, dated as of March 26, 1998 (the "Credit Agreement"), among the Borrower, the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, as Agent (the "Agent"). Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

            In connection with this opinion, we have examined and relied upon the following:

                  (i) A copy of the Certificate of Incorporation of each of the Companies, and all amendments thereto, each certified by an officer of the respective entity;

                  (ii) A copy of the By-laws of each of the Companies, and all amendments thereto, each certified by an officer of the respective entity;

                  (iii) Certificates, dated as of a recent date (the "Certificates"), attesting to continued corporate existence and/or good standing, from the Secretary of State of each state set forth on Exhibit A, with respect to each of the Companies other than as indicated on such Exhibit A;

                  (iv) Resolutions adopted at a meeting of the Board of Directors of the Borrower and resolutions adopted by the written consent of the Board of Directors of each of the Subsidiaries, each authorizing the execution, delivery and performance of the Loan Documents to which such entity is a party, and authorizing the transactions relating thereto, certified by an officer of the respective entity;

                  (v) Judgment, tax and lien searches (the "Borrower Search") against the Borrower performed by CSC Networks in the State of New Jersey and in the State of Nevada (collectively, the "Searches"); and

                  (vi) Counterparts of each of the Loan Documents executed by each of the parties thereto and all exhibits and schedules attached thereto.

            In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate documents and other records of the Companies, and such certificates and telegrams of public officials and certificates of officers of the Companies, and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when the relevant facts were not independently established by us, relied upon statements and certificates of officers of the Companies, statements and certificates of public officials, and upon the representations of the Companies in the Loan Documents, as well as upon the accuracy of the recitals made in the resolutions adopted by the Board of Directors of the Companies. As to any certificate, telegram or other document from a person other than an officer of any Company given or dated earlier than the date hereof, we have assumed that it has remained accurate as far as relevant to the opinions contained herein from such earlier date through and including the date hereof.

            In connection with this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all such documents submitted to us as originals, (iii) the conformity to authentic originals of all such documents submitted to us as copies, excerpts or telecopies, and (iv) the accuracy and completeness of all records made available to us by the Companies and others.

            We are not passing upon, and do not assume any responsibility for, the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied by the Companies or anyone else with respect to any Loan Document, or the transactions contemplated thereby, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing. As to factual matters referenced herein we have relied upon the representations of the Companies contained in the Loan Documents and oral and written statements of officers or other representatives thereof.

            With respect to references herein to our "knowledge" or words of similar import, such references mean the knowledge which those attorneys currently employed by LeBoeuf, Lamb, Greene & MacRae, L.L.P. who have participated directly in the specific transactions to which this opinion relates and, therefore, might have such knowledge, have obtained from (i) their review of the certificates, documents, instruments and corporate records referred to in this letter; (ii) the representations and warranties of the Companies and others set forth in the documents identified herein with respect to factual matters; and (iii) any other source. However, except as specifically noted herein, we have not made any independent review or investigation of any factual matter.

            Based on the foregoing, and based upon the assumptions and subject to the qualifications set forth herein, we are of the opinion that:

      1. Except as otherwise indicated on Exhibit A hereto, the Borrower and each Subsidiary are corporations validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Borrower and each of the Subsidiaries identified on Schedule A hereto as being incorporated under the laws of the States of New Jersey, Delaware or New York (such Subsidiaries, collectively the "Specific Subsidiaries") have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being conducted. Except for Lechters Hawaii, Inc., as discussed below, the Borrower and each of the Subsidiaries are duly qualified and in good standing as foreign corporations, and to our knowledge, subject to the qualifications set forth below with respect to Harrison Investment Corp. ("Harrison"), are authorized to do business in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, individually or in the aggregate, has not had and will not, to our knowledge, have a Materially Adverse Effect upon the Borrower and the Consolidated Subsidiaries taken as a whole. Notwithstanding the foregoing, you should be advised that Harrison is not qualified to do business in any state other than Delaware. Harrison has filed or intends to file income tax returns for 1997 in the States of Arkansas, Florida, Georgia, Iowa, Massachusetts, Mississippi, Missouri, New Jersey, North Carolina, South Carolina, Tennessee and Wisconsin as a result of the receipt from the relevant Subsidiaries of royalty payments for the licensing of the Lechters name, and the use by such Subsidiary of the Lechters name in the relevant jurisdiction. Harrison's officers have determined that Harrison is required to file income tax returns only in the foregoing states and is not required to qualify to do business in any state (other than Delaware). We express no opinion as to whether the preceding facts about Harrison have had, do have, or will have, a Materially Adverse Effect upon Harrison, the Borrower or the Consolidated Subsidiaries taken as a whole. Furthermore, Lechters Hawaii, Inc. has filed with the Secretary of State of the State of Hawaii a Notice of Intent to Dissolve.

      2. The Borrower has the requisite corporate power, and has taken all necessary corporate action, to execute, deliver and perform in accordance with their respective terms the Credit Agreement and the Notes and to borrow under the Credit Agreement in the unused amount of the Commitments.

      3. Each of the Specific Subsidiaries has the requisite corporate power, and has taken all necessary corporate action, to execute, deliver and perform in accordance with its terms the Subsidiaries Guaranty.

      5. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower.

      6. The Subsidiaries Guaranty has been duly executed and delivered by each of the Specific Subsidiaries.

      7. Courts of the State of New Jersey, if properly presented with the question, should give effect to the choice-of-law provisions contained in each of the Loan Documents, which by their terms are governed by the laws of the State of New York except to the extent that a court may conclude that to give such effect would contravene the public policy of the State of New Jersey.

Should, however, a New Jersey court elect the internal laws of the State of New Jersey as the choice of law for the interpretation and enforcement of the Loan Documents, each Loan Document would be the valid and binding obligation of each Company enforceable against such Company in accordance with its terms under the internal laws of the State of New Jersey.

      8. The Credit Agreement and the Notes are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      9. The Subsidiaries Guaranty is the legal, valid and binding obligation of each Subsidiary, enforceable against such Subsidiary in accordance with its terms.

      10. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Credit Agreement and the Notes and each borrowing under the Credit Agreement, whether or not in the amount of the unused Commitments, does not and (absent any change in any federal, State of New Jersey, State of New York or Delaware General Corporation Law applicable to the Borrower (the "Specific Applicable Law")) will not:

            (a) require any Government Approval, any consent or approval of any Subsidiary, any consent or approval of the stockholders of the Borrower or any Subsidiary or, to our knowledge, any other consent or approval, other than consents and approvals that have been obtained; or

            (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower under, (i) the Certificate of Incorporation or By-Laws of the Borrower, or (ii) any material Specific Applicable Law.

      11. The execution, delivery and performance in accordance with its terms by each of the Specific Subsidiaries of the Subsidiaries Guaranty, does not and (absent any change in any Specific Applicable Law) will not:

            (a) require any Government Approval, any consent or approval of the Borrower or, to our knowledge, any other consent or approval, other than consents and approvals that have been obtained; or

            (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any of the Specific Subsidiaries under (i) the certificate of incorporation or by-laws thereof or, or (ii) violate any material Specific Applicable Law.

      12. The execution, delivery and performance in accordance with its terms by the Subsidiaries other than the Specific Subsidiaries of the Subsidiaries Guaranty does not violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any such Subsidiary pursuant to the terms and provisions of such Subsidiary's Certificate of Incorporation or By-Laws.

      13. To our knowledge, based on the Borrower Search and without independent investigation by us, there are not, in any court or before any arbitrator of any kind or before or by any governmental body, any actions, suits or proceedings pending against or relating to (a) the Borrower or its businesses or properties,
(b) the Subsidiaries or their businesses or properties, (c) the Credit Agreement or the Subsidiaries Guaranty, or (d) the Notes, which if adversely determined, would individually or in the aggregate, have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

            The opinions set forth above are subject to the following additional qualifications:

            (a) Our opinions above are subject to:

                  (i) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);

                  (ii) the effect of federal and state securities laws, rules and regulations and public policy as they may limit rights to indemnification; and

                  (iii) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally. Without limiting the generality of the foregoing, we have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower of, or whether any such obligations may be voidable under, Section 548 of the federal Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations.

            (b) We express no opinion as to:

                  (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limit the interest, fees or other charges a lender may impose; and

                  (ii) the legality, validity, binding nature, or enforceability of financial covenants to the extent they may be construed as independent clauses which purport to be legal, valid, binding and enforceable by themselves (as distinguished from being defaults or events of default).

            (c) We have assumed:

                  (i) that the genuineness of all signatures, other than those of the Borrower and the Subsidiaries, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;

                  (ii) that the Agent and each of the Banks have the requisite power and authority to enter into and perform the Amendment and the other Loan Documents to which it is a party;

                  (iii) that the Agent and the Banks have duly authorized, executed and delivered, and the Borrower has accepted delivery of, each of the Loan Documents to which the Agent and the Banks are a party;

                  (iv) that the execution and delivery of the Loan Documents by the Agent and each of the Banks, and the observance, payment and performance of the provisions contained therein, will not conflict with or result in a breach of any organizational documents of such other party or any requirements of law applicable thereto;

                  (v) that the Loan Documents constitute legal, valid and binding obligations of the Agent and each of the Banks, enforceable in accordance with their respective terms and that the Agent and each of the Banks will observe and perform the conditions, covenants, obligations and other liabilities arising with respect to such Term Loan Document;

                  (vi) that the execution and delivery of the Subsidiaries Guaranty by each of the Subsidiaries other than the Specific Subsidiaries, and the observance, payment and performance of the provisions contained therein, will not conflict with or result in a breach of any requirements of law applicable thereto;

                  (vii) that each Subsidiary has received legally sufficient consideration for its obligations under the Subsidiaries Guaranty;

                  (viii) that upon execution, delivery or performance of the Subsidiaries Guaranty, no Subsidiary (a) is or will be thereby rendered insolvent, (b) is engaged in or about to engage in business or a transaction for which the capital remaining in its hands is unreasonably small capital, (c) intends or believes it will incur debts beyond its ability to pay as they mature; and

                  (x) that with respect to the Subsidiaries other than the Specific Subsidiaries, a guaranty by a subsidiary of its parent company's obligations does not contravene or otherwise violate the public policy or the corporation laws of the state of incorporation of such subsidiary.

                  In addition, we call your attention to the fact that certain provisions of the Loan Documents which permit the Banks or the Agent to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner.

             No opinion is expressed with respect to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of New Jersey, the Delaware General Corporation Law and the federal laws of the United States of America, provided, however, that we express no opinion as to federal trademark and copyright laws, federal and state aviation laws, anti-trust laws or any rules and regulations promulgated therein. While members of our firm are admitted to practice in various jurisdictions, those of us responsible for the preparation and review of this opinion are admitted to practice only in the State of New York and the State of New Jersey and have not examined the laws of any other jurisdiction (other than the federal laws of the United States of America, subject to the exclusions above, and the Delaware General Corporation Law.)

            This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is based upon and relies upon facts in existence on this date and upon statutory and case law and in all respects is subject to and may be limited by changes in facts, future legislation and by developing case law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur, even if relied on in the future as permitted below.

            This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you or any other person or for any other purpose without our prior written consent, except that the Agent, each Bank and each assignee of a Bank which hereafter becomes a party to the Loan Agreement pursuant to and in accordance the Loan Agreement may rely on this opinion, but only as of the date hereof.


                                       Very truly yours,

                                    EXHIBIT A

NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
------------------                                 ----------------------

Lechters Alabama, Inc.                             Alabama
Lechters Arizona, Inc.                             Arizona
Lechters Arkansas, Inc.                            Arkansas
Lechters California, Inc.                          California
Lechters Colorado, Inc.                            Colorado
Lechters Connecticut, Inc.                         Connecticut
Lechters Delaware, Inc.                            Delaware
Lechters Florida, Inc.                             Florida
Lechters Georgia, Inc.                             Georgia
                                                   Hawaii [Filed Notice of
Lechters Hawaii, Inc.                              Intent to Dissolve]
Lechters Idaho, Inc.                               Idaho
Lechters Illinois, Inc.                            Illinois
Lechters Indiana, Inc.                             Indiana
Lechters Iowa, Inc.                                Iowa
Lechters Kansas, Inc.                              Kansas
Lechters Kentucky, Inc.                            Kentucky
Lechters Louisiana, Inc.                           Louisiana
Lechters Maine, Inc.                               Maine
Lechters Baltimore, Inc.                           Maryland
Lechters Holyoke, Inc.                             Massachusetts
Lechters Michigan, Inc.                            Michigan
Lechters Minnesota, Inc.                           Minnesota
Lechters Mississippi, Inc.                         Mississippi
Lechters Missouri, Inc.                            Missouri
Lechters Nebraska, Inc.                            Nebraska
Lechters Nevada, Inc.                              Nevada
Lechters New Hampshire, Inc.                       New Hampshire
Lechters New Jersey, Inc.                          New Jersey
Lechters New Mexico, Inc.                          New Mexico
Lechters New York, Inc.                            New York
Lechters N.Y.C., Inc.                              New York
Lechters North Carolina, Inc.                      North Carolina
Lechters Ohio, Inc.                                Ohio
Lechters Oklahoma, Inc.                            Oklahoma
Lechters Oregon, Inc.                              Oregon
Lechters Pennsylvania, Inc.                        Pennsylvania
Lechters Rhode Island, Inc.                        Rhode Island
Lechters South Carolina, Inc.                      South Carolina
Lechters Tennessee, Inc.                           Tennessee
Lechters Texas, Inc.                               Texas
Lechters Utah, Inc.                                Utah
Lechters Vermont, Inc.                             Vermont
Lechters Springfield, Inc.                         Virginia
Lechters Washington, Inc.                          Washington
Lechters West Virginia, Inc.                       West Virginia
Lechters Wisconsin, Inc.                           Wisconsin
Cooks Club, Inc.                                   New Jersey
Regent Gallery, Inc.                               New Jersey
Simple Solutions of NJ, Inc.                       New Jersey
Harrison Investment Inc.                           Delaware

                         [Letterhead of LeBoeuf, Lamb]


                                                     March 26, 1998


To the Agent and each Bank
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

      We have acted as special counsel to Lechters, Inc., a New Jersey corporation (the "Borrower") and each of its subsidiaries listed on Schedule A to this opinion (each a "Subsidiary, collectively, the "Subsidiaries," and together with the Borrower, the "Companies,") in connection with that certain Credit Agreement, dated as of March 26, 1998 (the "Credit Agreement"), among the Borrower, the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, as Agent (the "Agent"). Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

            In connection with this opinion, we have examined and relied upon the following:

                  (i) A copy of the Certificate of Incorporation of each of the Companies, and all amendments thereto, each certified by an officer of the respective entity;

                  (ii) A copy of the By-laws of each of the Companies, and all amendments thereto, each certified by an officer of the respective entity;

                  (iii) Certificates, dated as of a recent date (the "Certificates"), attesting to continued corporate existence and/or good standing, from the Secretary of State of each state set forth on Exhibit A, with respect to each of the Companies other than as indicated on such Exhibit A;

                  (iv) Resolutions adopted at a meeting of the Board of Directors of the Borrower and resolutions adopted by the written consent of the Board of Directors of each of the Subsidiaries, each authorizing the execution, delivery and performance of the Loan Documents to which such entity is a party, and authorizing the transactions relating thereto, certified by an officer of the respective entity;

                  (v) Judgment, tax and lien searches (the "Borrower Search") against the Borrower performed by CSC Networks in the State of New Jersey and in the State of Nevada (collectively, the "Searches"); and

                  (vi) Counterparts of each of the Loan Documents executed by each of the parties thereto and all exhibits and schedules attached thereto.

            In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate documents and other records of the Companies, and such certificates and telegrams of public officials and certificates of officers of the Companies, and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when the relevant facts were not independently established by us, relied upon statements and certificates of officers of the Companies, statements and certificates of public officials, and upon the representations of the Companies in the Loan Documents, as well as upon the accuracy of the recitals made in the resolutions adopted by the Board of Directors of the Companies. As to any certificate, telegram or other document from a person other than an officer of any Company given or dated earlier than the date hereof, we have assumed that it has remained accurate as far as relevant to the opinions contained herein from such earlier date through and including the date hereof.

            In connection with this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all such documents submitted to us as originals, (iii) the conformity to authentic originals of all such documents submitted to us as copies, excerpts or telecopies, and (iv) the accuracy and completeness of all records made available to us by the Companies and others.

            We are not passing upon, and do not assume any responsibility for, the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied by the Companies or anyone else with respect to any Loan Document, or the transactions contemplated thereby, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing. As to factual matters referenced herein we have relied upon the representations of the Companies contained in the Loan Documents and oral and written statements of officers or other representatives thereof.

            With respect to references herein to our "knowledge" or words of similar import, such references mean the knowledge which those attorneys currently employed by LeBoeuf, Lamb, Greene & MacRae, L.L.P. who have participated directly in the specific transactions to which this opinion relates and, therefore, might have such knowledge, have obtained from (i) their review of the certificates, documents, instruments and corporate records referred to in this letter; (ii) the representations and warranties of the Companies and others set forth in the documents identified herein with respect to factual matters; and (iii) any other source. However, except as specifically noted herein, we have not made any independent review or investigation of any factual matter.

            Based on the foregoing, and based upon the assumptions and subject to the qualifications set forth herein, we are of the opinion that:

      1. Except as otherwise indicated on Exhibit A hereto, the Borrower and each Subsidiary are corporations validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Borrower and each of the Subsidiaries identified on Schedule A hereto as being incorporated under the laws of the States of New Jersey, Delaware or New York (such Subsidiaries, collectively the "Specific Subsidiaries") have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being conducted. Except for Lechters Hawaii, Inc., as discussed below, the Borrower and each of the Subsidiaries are duly qualified and in good standing as foreign corporations, and to our knowledge, subject to the qualifications set forth below with respect to Harrison Investment Corp. ("Harrison"), are authorized to do business in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, individually or in the aggregate, has not had and will not, to our knowledge, have a Materially Adverse Effect upon the Borrower and the Consolidated Subsidiaries taken as a whole. Notwithstanding the foregoing, you should be advised that Harrison is not qualified to do business in any state other than Delaware. Harrison has filed or intends to file income tax returns for 1997 in the States of Arkansas, Florida, Georgia, Iowa, Massachusetts, Mississippi, Missouri, New Jersey, North Carolina, South Carolina, Tennessee and Wisconsin as a result of the receipt from the relevant Subsidiaries of royalty payments for the licensing of the Lechters name, and the use by such Subsidiary of the Lechters name in the relevant jurisdiction. Harrison's officers have determined that Harrison is required to file income tax returns only in the foregoing states and is not required to qualify to do business in any state (other than Delaware). We express no opinion as to whether the preceding facts about Harrison have had, do have, or will have, a Materially Adverse Effect upon Harrison, the Borrower or the Consolidated Subsidiaries taken as a whole. Furthermore, Lechters Hawaii, Inc. has filed with the Secretary of State of the State of Hawaii a Notice of Intent to Dissolve.

      2. The Borrower has the requisite corporate power, and has taken all necessary corporate action, to execute, deliver and perform in accordance with their respective terms the Credit Agreement and the Notes and to borrow under the Credit Agreement in the unused amount of the Commitments.

      3. Each of the Specific Subsidiaries has the requisite corporate power, and has taken all necessary corporate action, to execute, deliver and perform in accordance with its terms the Subsidiaries Guaranty.

      5. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower.

      6. The Subsidiaries Guaranty has been duly executed and delivered by each of the Specific Subsidiaries.

      7. Courts of the State of New Jersey, if properly presented with the question, should give effect to the choice-of-law provisions contained in each of the Loan Documents, which by their terms are governed by the laws of the State of New York except to the extent that a court may conclude that to give such effect would contravene the public policy of the State of New Jersey.

Should, however, a New Jersey court elect the internal laws of the State of New Jersey as the choice of law for the interpretation and enforcement of the Loan Documents, each Loan Document would be the valid and binding obligation of each Company enforceable against such Company in accordance with its terms under the internal laws of the State of New Jersey.

      8. The Credit Agreement and the Notes are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      9. The Subsidiaries Guaranty is the legal, valid and binding obligation of each Subsidiary, enforceable against such Subsidiary in accordance with its terms.

      10. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Credit Agreement and the Notes and each borrowing under the Credit Agreement, whether or not in the amount of the unused Commitments, does not and (absent any change in any federal, State of New Jersey, State of New York or Delaware General Corporation Law applicable to the Borrower (the "Specific Applicable Law")) will not:

            (a) require any Government Approval, any consent or approval of any Subsidiary, any consent or approval of the stockholders of the Borrower or any Subsidiary or, to our knowledge, any other consent or approval, other than consents and approvals that have been obtained; or

            (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower under, (i) the Certificate of Incorporation or By-Laws of the Borrower, or (ii) any material Specific Applicable Law.

      11. The execution, delivery and performance in accordance with its terms by each of the Specific Subsidiaries of the Subsidiaries Guaranty, does not and (absent any change in any Specific Applicable Law) will not:

            (a) require any Government Approval, any consent or approval of the Borrower or, to our knowledge, any other consent or approval, other than consents and approvals that have been obtained; or

            (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any of the Specific Subsidiaries under (i) the certificate of incorporation or by-laws thereof or, or (ii) violate any material Specific Applicable Law.

      12. The execution, delivery and performance in accordance with its terms by the Subsidiaries other than the Specific Subsidiaries of the Subsidiaries Guaranty does not violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any such Subsidiary pursuant to the terms and provisions of such Subsidiary's Certificate of Incorporation or By-Laws.

      13. To our knowledge, based on the Borrower Search and without independent investigation by us, there are not, in any court or before any arbitrator of any kind or before or by any governmental body, any actions, suits or proceedings pending against or relating to (a) the Borrower or its businesses or properties,
(b) the Subsidiaries or their businesses or properties, (c) the Credit Agreement or the Subsidiaries Guaranty, or (d) the Notes, which if adversely determined, would individually or in the aggregate, have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

            The opinions set forth above are subject to the following additional qualifications:

            (a) Our opinions above are subject to:

                  (i) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);

                  (ii) the effect of federal and state securities laws, rules and regulations and public policy as they may limit rights to indemnification; and

                  (iii) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally. Without limiting the generality of the foregoing, we have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower of, or whether any such obligations may be voidable under, Section 548 of the federal Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law relating to fraudulent transfers and obligations.

            (b) We express no opinion as to:

                  (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limit the interest, fees or other charges a lender may impose; and

                  (ii) the legality, validity, binding nature, or enforceability of financial covenants to the extent they may be construed as independent clauses which purport to be legal, valid, binding and enforceable by themselves (as distinguished from being defaults or events of default).

            (c) We have assumed:

                  (i) that the genuineness of all signatures, other than those of the Borrower and the Subsidiaries, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;

                  (ii) that the Agent and each of the Banks have the requisite power and authority to enter into and perform the Amendment and the other Loan Documents to which it is a party;

                  (iii) that the Agent and the Banks have duly authorized, executed and delivered, and the Borrower has accepted delivery of, each of the Loan Documents to which the Agent and the Banks are a party;

                  (iv) that the execution and delivery of the Loan Documents by the Agent and each of the Banks, and the observance, payment and performance of the provisions contained therein, will not conflict with or result in a breach of any organizational documents of such other party or any requirements of law applicable thereto;

                  (v) that the Loan Documents constitute legal, valid and binding obligations of the Agent and each of the Banks, enforceable in accordance with their respective terms and that the Agent and each of the Banks will observe and perform the conditions, covenants, obligations and other liabilities arising with respect to such Term Loan Document;

                  (vi) that the execution and delivery of the Subsidiaries Guaranty by each of the Subsidiaries other than the Specific Subsidiaries, and the observance, payment and performance of the provisions contained therein, will not conflict with or result in a breach of any requirements of law applicable thereto;

                  (vii) that each Subsidiary has received legally sufficient consideration for its obligations under the Subsidiaries Guaranty;

                  (viii) that upon execution, delivery or performance of the Subsidiaries Guaranty, no Subsidiary (a) is or will be thereby rendered insolvent, (b) is engaged in or about to engage in business or a transaction for which the capital remaining in its hands is unreasonably small capital, (c) intends or believes it will incur debts beyond its ability to pay as they mature; and

                  (x) that with respect to the Subsidiaries other than the Specific Subsidiaries, a guaranty by a subsidiary of its parent company's obligations does not contravene or otherwise violate the public policy or the corporation laws of the state of incorporation of such subsidiary.

                  In addition, we call your attention to the fact that certain provisions of the Loan Documents which permit the Banks or the Agent to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner.

             No opinion is expressed with respect to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of New Jersey, the Delaware General Corporation Law and the federal laws of the United States of America, provided, however, that we express no opinion as to federal trademark and copyright laws, federal and state aviation laws, anti-trust laws or any rules and regulations promulgated therein. While members of our firm are admitted to practice in various jurisdictions, those of us responsible for the preparation and review of this opinion are admitted to practice only in the State of New York and the State of New Jersey and have not examined the laws of any other jurisdiction (other than the federal laws of the United States of America, subject to the exclusions above, and the Delaware General Corporation Law.)

            This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is based upon and relies upon facts in existence on this date and upon statutory and case law and in all respects is subject to and may be limited by changes in facts, future legislation and by developing case law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur, even if relied on in the future as permitted below.

            This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you or any other person or for any other purpose without our prior written consent, except that the Agent, each Bank and each assignee of a Bank which hereafter becomes a party to the Loan Agreement pursuant to and in accordance the Loan Agreement may rely on this opinion, but only as of the date hereof.


                                       Very truly yours,

                                    EXHIBIT A

NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
------------------                                 ----------------------

Lechters Alabama, Inc.                             Alabama
Lechters Arizona, Inc.                             Arizona
Lechters Arkansas, Inc.                            Arkansas
Lechters California, Inc.                          California
Lechters Colorado, Inc.                            Colorado
Lechters Connecticut, Inc.                         Connecticut
Lechters Delaware, Inc.                            Delaware
Lechters Florida, Inc.                             Florida
Lechters Georgia, Inc.                             Georgia
                                                   Hawaii [Filed Notice of
Lechters Hawaii, Inc.                              Intent to Dissolve]
Lechters Idaho, Inc.                               Idaho
Lechters Illinois, Inc.                            Illinois
Lechters Indiana, Inc.                             Indiana
Lechters Iowa, Inc.                                Iowa
Lechters Kansas, Inc.                              Kansas
Lechters Kentucky, Inc.                            Kentucky
Lechters Louisiana, Inc.                           Louisiana
Lechters Maine, Inc.                               Maine
Lechters Baltimore, Inc.                           Maryland
Lechters Holyoke, Inc.                             Massachusetts
Lechters Michigan, Inc.                            Michigan
Lechters Minnesota, Inc.                           Minnesota
Lechters Mississippi, Inc.                         Mississippi
Lechters Missouri, Inc.                            Missouri
Lechters Nebraska, Inc.                            Nebraska
Lechters Nevada, Inc.                              Nevada
Lechters New Hampshire, Inc.                       New Hampshire
Lechters New Jersey, Inc.                          New Jersey
Lechters New Mexico, Inc.                          New Mexico
Lechters New York, Inc.                            New York
Lechters N.Y.C., Inc.                              New York
Lechters North Carolina, Inc.                      North Carolina
Lechters Ohio, Inc.                                Ohio
Lechters Oklahoma, Inc.                            Oklahoma
Lechters Oregon, Inc.                              Oregon
Lechters Pennsylvania, Inc.                        Pennsylvania
Lechters Rhode Island, Inc.                        Rhode Island
Lechters South Carolina, Inc.                      South Carolina
Lechters Tennessee, Inc.                           Tennessee
Lechters Texas, Inc.                               Texas
Lechters Utah, Inc.                                Utah
Lechters Vermont, Inc.                             Vermont
Lechters Springfield, Inc.                         Virginia
Lechters Washington, Inc.                          Washington
Lechters West Virginia, Inc.                       West Virginia
Lechters Wisconsin, Inc.                           Wisconsin
Cooks Club, Inc.                                   New Jersey
Regent Gallery, Inc.                               New Jersey
Simple Solutions of NJ, Inc.                       New Jersey
Harrison Investment Inc.                           Delaware

                                  Schedule 4.09

                               GUARANTY SUPPLEMENT

            SUBSIDIARY GUARANTY SUPPLEMENT, dated as of _____________ (this "Guaranty"), by the undersigned (the "Guarantor") in favor of The Chase Manhattan Bank, a New York banking corporation, as agent (in such capacity, the "Agent") for several banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Credit Agreement, dated as of March 26, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Lechters, Inc., a Delaware corporation (the "Borrower"), the Lenders, and The Chase Manhattan Bank, as Agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H :

            WHEREAS, the Borrower and certain Subsidiaries identified in the Credit Agreement have requested that the Agent and the Lenders enter into the Credit Agreement;

            WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and to the obligations of the Lenders to make the extensions of credit provided for therein that certain Subsidiaries identified in the Credit Agreement shall have executed and delivered the Subsidiary Guaranty, attached hereto as Exhibit A, in the manner provided for in the Subsidiary Guaranty; and

            WHEREAS, the Borrower has covenanted and agreed, and it is a condition to the continuing effectiveness of the Credit Agreement and to the obligations of the Lenders to make the extensions of credit provided for therein, that the Borrower shall cause any Person which becomes a Subsidiary of the Borrower after the Closing Date to execute and deliver this Subsidiary Guaranty Supplement in the manner provided for herein;

            WHEREAS, the Guarantor became a Subsidiary of the Borrower after the Closing Date;

            NOW, THEREFORE, in consideration of the premises contained herein in to induce the Lenders to enter into the Credit Agreement, the Guarantor hereby agrees with the Agent, for the benefit of the Lenders, as follows:

            1. Defined Terms.

            (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

            2. Guaranty

            The Guarantor hereby agrees to undertake and to be bound by the terms set forth in the Subsidiary Guaranty and is hereby party to the Subsidiary Guaranty with full force and effect as if the Guarantor was party to the Subsidiary Guaranty as of the Closing Date.

            IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.



                                        [insert signatures]


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

                                   Schedule I

                                     Notice

                             [Address for Guarantor]


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